Exhibit 4.3

_________________________________________________________________

_________________________________________________________________


                 ALLSTATE FINANCIAL CORPORATION




                               and




         SHAWMUT BANK CONNECTICUT, NATIONAL ASSOCIATION

                           as Trustee





                       __________________
                       INDENTURE OF TRUST







                 Dated as of September 11, 1995







                 Convertible Subordinated Notes


_________________________________________________________________

_________________________________________________________________

                     TABLE OF CONTENTS


                                                             Page


ARTICLE I
     DEFINITIONS AND INTERPRETATION. . . . . . . . . . . . . .  2
     Section 1.1.   Definitions. . . . . . . . . . . . . . . .  2
     Section 1.2.   Interpretation . . . . . . . . . . . . . .  9

ARTICLE II
     AUTHORIZATION, TERMS AND ISSUANCE OF NOTES. . . . . . . . 10
     Section 2.1.   Authorization and Obligation of Notes. . . 10
     Section 2.2.   Issuance of the Notes. . . . . . . . . . . 11
     Section 2.3.   Terms of the Notes.. . . . . . . . . . . . 11
     Section 2.4.   Redemption of Notes. . . . . . . . . . . . 12
     Section 2.5.   Conversion of the Notes. . . . . . . . . . 13
     Section 2.6.   Subordination. . . . . . . . . . . . . . . 13
     Section 2.7.   Execution and Authentication of Notes. . . 14
     Section 2.8.   Delivery of Notes. . . . . . . . . . . . . 14


ARTICLE III
     GENERAL TERMS AND PROVISIONS OF NOTE. . . . . . . . . . . 15
     Section 3.1.   Date of Notes; Indenture . . . . . . . . . 15
     Section 3.2.   Form and Denominations . . . . . . . . . . 15
     Section 3.3.   Medium of Payment. . . . . . . . . . . . . 15
     Section 3.4.   Note Details . . . . . . . . . . . . . . . 16
     Section 3.5.   Exchange, Transfer and Registry. . . . . . 16
     Section 3.6.   Notes Mutilated, Destroyed, Stolen or
                    Lost . . . . . . . . . . . . . . . . . . . 16
     Section 3.7.   Cancellation and Destruction of Notes. . . 17
     Section 3.8.   Requirements With Respect to Transfers . . 17
     Section 3.9.   Registrar. . . . . . . . . . . . . . . . . 17


ARTICLE IV
     PARTICULAR COVENANTS OF THE COMPANY . . . . . . . . . . . 18
     Section 4.1.   Prompt Payment of Principal and
                    Interest; Deposit in Trust . . . . . . . . 18
     Section 4.2.   To Fill Vacancy in Trustee's Office. . . . 18
     Section 4.3.   Corporate Existence, etc.. . . . . . . . . 18
     Section 4.4.   Compliance with Laws, etc. . . . . . . . . 18
     Section 4.5.   Maintenance of Properties; Insurance . . . 19
     Section 4.6.   Issuance of Common Stock on Conversion . . 19
     Section 4.7.   Reports to be Filed by the Company with
                    the Trustee. . . . . . . . . . . . . . . . 19
     Section 4.8.   Limitation on Payment Restrictions
                    Affecting Subsidiaries . . . . . . . . . . 20
     Section 4.9.   Limitation on Incurrence of Additional
                    Indebtedness . . . . . . . . . . . . . . . 20
     Section 4.10.  Limitation on Transactions With Related
                    Persons. . . . . . . . . . . . . . . . . . 21
     Section 4.11.  Limitation on Restricted Payments. . . . . 22
     Section 4.12.  Performance of Covenants . . . . . . . . . 23


ARTICLE V
     REDEMPTION OF NOTES . . . . . . . . . . . . . . . . . . . 23
     Section 5.1.   Privilege of Redemption and Redemption
                    Price. . . . . . . . . . . . . . . . . . . 24
     Section 5.2.   Notice of Redemption . . . . . . . . . . . 23
     Section 5.3.   Selection of Notes to be Redeemed. . . . . 24
     Section 5.4.   Payment of Redeemed Notes. . . . . . . . . 24
     Section 5.5.   Cancellation of Redeemed Notes . . . . . . 25


ARTICLE VI
     CONVERSION OF NOTES . . . . . . . . . . . . . . . . . . . 25
     Section 6.1.   Notice of Conversion . . . . . . . . . . . 25
     Section 6.2.   Issuance of Common Stock . . . . . . . . . 25
     Section 6.3.   Cancellation of Converted Notes. . . . . . 26
     Section 6.4.   Adjustment for Change in Capital Stock . . 26
     Section 6.5.   Adjustment for Rights Issue. . . . . . . . 27
     Section 6.6.   Adjustment for Other Distribution. . . . . 28
     Section 6.7.   Current Market Price . . . . . . . . . . . 29
     Section 6.8.   When Adjustment May Be Deferred. . . . . . 29
     Section 6.9.   When No Adjustment Required. . . . . . . . 29
     Section 6.10.  Notice of Adjustment . . . . . . . . . . . 30
     Section 6.11.  Notice of Certain Transactions . . . . . . 30
     Section 6.12.  Consolidation, Merger of the Company or
                    Transfer or Lease. . . . . . . . . . . . . 30


ARTICLE VII
     REPURCHASE OF SECURITIES AT THE OPTION OF THE
     HOLDERS UPON A FUNDAMENTAL CHANGE . . . . . . . . . . . . 31
     Section 7.1.  Repurchase upon a Fundamental Change. . . . 31
     Section 7.2.  Notices, Etc. . . . . . . . . . . . . . . . 32
     Section 7.3.  Exercising Repurchase Right . . . . . . . . 32
     Section 7.4.  Certain Definitions . . . . . . . . . . . . 33


ARTICLE VIII
     SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . 35
     Section 8.1.   Subordination Provisions . . . . . . . . . 35
     Section 8.2    Payments . . . . . . . . . . . . . . . . . 35
     Section 8.3.   Limitation on Acceleration . . . . . . . . 35
     Section 8.4.   Prior Payment of Senior Indebtedness in
                    Bankruptcy, etc. . . . . . . . . . . . . . 36
     Section 8.5.   Trustee to Effect Subordination. . . . . . 36
     Section 8.6.   Subrogation. . . . . . . . . . . . . . . . 37
     Section 8.7.   Notice to the Trustee. . . . . . . . . . . 37
     Section 8.8.   Reliance on Judicial Order or
                    Certificate of Liquidating Agent . . . . . 38
     Section 8.9.   Trustee's Relation to Senior
                    Indebtedness . . . . . . . . . . . . . . . 39
     Section 8.10.  Miscellaneous. . . . . . . . . . . . . . . 39


ARTICLE IX
     REMEDIES OF TRUSTEE AND NOTEHOLDER. . . . . . . . . . . . 41
     Section 9.1.   Events of Default; Acceleration of Due
                    Dates. . . . . . . . . . . . . . . . . . . 41
     Section 9.2.   Enforcement of Remedies. . . . . . . . . . 43
     Section 9.3.   Application of Money After Default . . . . 44
     Section 9.4.   Actions by Trustee . . . . . . . . . . . . 45
     Section 9.5.   Majority Noteholders Control
                    Proceedings. . . . . . . . . . . . . . . . 45
     Section 9.6.   Individual Noteholder Action Restricted. . 46
     Section 9.7.   Effect of Discontinuance of Proceedings. . 46
     Section 9.8.   Remedies Not Exclusive . . . . . . . . . . 46
     Section 9.9.   Delay or Omission Upon Default . . . . . . 46
     Section 9.10.  Notice of Default. . . . . . . . . . . . . 47
     Section 9.11.  Waivers of Default . . . . . . . . . . . . 47
     Section 9.12.  Collection Suit by Trustee . . . . . . . . 47
     Section 9.13.  Trustee May File Proofs of Claim . . . . . 47


ARTICLE X
     TRUSTEE AND PAYING AGENT. . . . . . . . . . . . . . . . . 48
     Section 10.1.  Appointment and Acceptance of Duties . . . 48
     Section 10.2.  Indemnity. . . . . . . . . . . . . . . . . 48
     Section 10.3.  Responsibilities of Trustee. . . . . . . . 48
     Section 10.4.  Compensation . . . . . . . . . . . . . . . 49
     Section 10.5.  Evidence on which Trustee May Act. . . . . 50
     Section 10.6.  Evidence of Signatures of Noteholders
                    and Ownership of Notes . . . . . . . . . . 50
     Section 10.7.  Trustee and Paying Agent May Deal in
                    Notes and With Company . . . . . . . . . . 51
     Section 10.8.  Non-presentment of Notes . . . . . . . . . 51
     Section 10.9.  Moneys to be Held in Trust . . . . . . . . 52
     Section 10.10. Resignation or Removal of Trustee. . . . . 52
     Section 10.11. Successor Trustee. . . . . . . . . . . . . 52
     Section 10.12. Resignation or Removal of Paying Agent;
                    Successors . . . . . . . . . . . . . . . . 53


ARTICLE XI
     DISCHARGE OF INDENTURE. . . . . . . . . . . . . . . . . . 54
     Section 11.1.  Termination of Company's Obligation. . . . 54
     Section 11.2.  Application of Trust Money . . . . . . . . 54
     Section 11.3.  Repayment to Company . . . . . . . . . . . 54


ARTICLE XII
     AMENDMENTS OF INDENTURE . . . . . . . . . . . . . . . . . 55
     Section 12.1.  Limitation on Modifications. . . . . . . . 55
     Section 12.2.  Supplemental Indentures Without
                    Noteholders' Consent . . . . . . . . . . . 55
     Section 12.3.  Supplemental Indentures With
                    Noteholders' Consent . . . . . . . . . . . 55
     Section 12.4.  Supplemental Indenture Part of the
                    Indenture. . . . . . . . . . . . . . . . . 57


ARTICLE XIII
     GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . 57
     Section 13.1.  Notices. . . . . . . . . . . . . . . . . . 57
     Section 13.2.  Effective Date; Counterparts . . . . . . . 57
     Section 13.3.  Date for Identification Purposes Only. . . 57
     Section 13.4.  No Pecuniary Liability of Company
                    Officers . . . . . . . . . . . . . . . . 57-A
     Section 13.5.  Governing Law; Severability. . . . . . . . 58


APPENDIX A

     Form of Convertible Subordinated Note

          THIS INDENTURE OF TRUST, made and dated as of September 11, 1995, by and between Allstate Financial Corporation, a Virginia corporation (the "Company"), and Shawmut Bank Connecticut, National Association, a national banking association organized, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States of America, with its principal office located at 777 Main Street, Hartford, Connecticut, as "Trustee",

                        WITNESSETH THAT:

          WHEREAS, the Company wishes to redeem up to 788,000 shares of its common stock, no par value (the "Common Stock"), and to issue up to $5,000,000 in aggregate principal amount of Convertible Subordinated Notes (the "Notes") in exchange for such
Common Stock; and

          WHEREAS, the Company wishes to initially issue Two
Million Eight Hundred Thirty-Eight Thousand Dollars ($2,838,000) of such Notes in exchange for Common Stock and to thereafter issue up to an additional Two Million One Hundred Sixty-Two Thousand Dollars ($2,162,000) of Notes in further exchange for Common Stock;

          WHEREAS, the Notes are to be issued as fully registered
Notes and such Notes and the Trustee's certificate of authentication to be endorsed thereon shall be in substantially the form set out in Appendix A hereto, with appropriate variations, omissions and insertions as permitted or required by this Indenture; and

          WHEREAS, the Company has the power to issue the Notes in exchange for the Common Stock, and all things necessary to make the Notes, when authenticated by the Trustee and issued as in this Indenture provided, the valid, binding and legal obligations of the Company according to the import thereof, and to constitute this Indenture a valid pledge to the payment of the principal of, or Redemption Price, if applicable, premium, if any, and interest on the Notes and all other amounts due in connection therewith have been done and performed and the creation, execution and delivery of this Indenture and the creation, execution and issuance of the Notes subject to the terms hereof, have in all respects been duly authorized.

          NOW, THEREFORE, the parties agree as follows for the benefit of each other and for the equal and ratable benefit of the holders of the Notes issued under this Indenture from time to time:

                            ARTICLE I

                 DEFINITIONS AND INTERPRETATION

          Section 1.1.   Definitions.  As used in this Indenture:

          "Additional Notes" means additional Notes, other than the Initial Notes, authorized and issued by the Company pursuant to this Indenture after the date hereof.

          "Adjustment Date" shall have the meaning set forth in
Section 2.3(A) hereof.

          "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means IBJ Schroder Bank & Trust Company, as agent for the Banks pursuant to the Loan Agreement and any successor thereto and, if the Loan Agreement does not provide for an agent or representative of the Senior Lenders, the term "Agent" shall refer to the Senior Lenders (or any agent, trustee or other representative acting on their behalf).

          "Authorized Denomination" means a denomination of one thousand dollars and any integral multiple thereof.

          "Authorized Representative" means, in the case of the Company, the Chairman, President, any Vice President, Treasurer or Secretary thereof, and, when used with reference to the performance of any act, the discharge of any duty or the execution of any certificate or other document, any officer, employee or other person authorized to perform such act, discharge such duty or execute such certificate or other document.

          "Banks" means the lenders who are from time to time parties to the Loan Agreement.

          "Business Day" means any day on which banks, located in any of the cities in which the principal corporate trust offices of the Trustee or any Paying Agent are located, are not required or authorized to remain closed and on which the New York Stock
Exchange is not closed.

          "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person and any warrants, options or other securities evidencing the right to acquire such stock.

          "Common Stock" shall have the meaning set forth in the first clause of this Indenture and shall include any stock into which such Common Stock may hereafter have been changed.

          "Company" shall have the meaning set forth in the first paragraph of this Indenture and shall include the Company's successors and assigns.

          "Consolidated Net Income" means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that (a) the net income of any other Person in which such Person or any Subsidiary thereof has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of such Person in accordance with GAAP) will be included only to the extent of the amount of dividends or distributions actually paid to such Person or its Subsidiaries by such other Person in such period; (b) the net income of any Subsidiary of such Person that is subject to any Subsidiary Payment Restriction will be excluded to the extent of such Subsidiary Payment Restriction;
(c) the net income (or loss) of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (d) all gains and losses resulting from the cumulative effect of any accounting change pursuant to the application of Accounting Principles Board Opinion No. 20, as amended, will be excluded.

          "Consolidated Net Worth" of the Company means consolidated stockholders' equity as determined in accordance with GAAP.

          "Conversion Price" shall have the meaning set forth in
Section 2.5 hereof.

          "Current market price per share" shall have the meaning set forth in Section 6.7 hereof.

          "Disqualified Capital Stock" means any Capital Stock that, by its terms or by the terms of any security into which, at the option of the holder, it is convertible or exchangeable, (i) is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or (ii) has, or upon the happening of an event or the passage of time would have, a redemption or similar payment due, on or prior to the maturity date of the Notes.

          "Distribution" means any payment, whether in cash, in kind, securities or any other property, but shall not include the issuance of Common Stock of the Company upon the conversion of the Notes in accordance with the terms hereof.

          "Event" shall have the meaning set forth in Section 8.4 hereof.

          "Event of Default" shall have the meaning set forth in
Section 9.1(A) hereof.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" means, with respect to any asset or property (other than cash), the price which could be negotiated in an arm's length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction.

          "Fundamental Change" shall have the meaning set forth in
Section 7.4 hereof.

          "GAAP" means generally accepted accounting principles as in effect in the United States of America as of any date of determination.

          "Group of Persons" means any group of Persons or other entities acting in concert as a partnership or other group within the meaning of section 13(d) of the Exchange Act.

          "Indebtedness" means, with respect to any Person, without duplication: (1) (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person which is evidenced by a note, debenture, bond or other similar instrument (including capitalized lease or purchase money obligations) and (c) all indebtedness (including capitalized lease obligations) incurred, assumed or given in the acquisition (whether by way of purchase, merger or otherwise) of any business, real property or other assets (except assets acquired in the ordinary course of the acquiror's business); (2) any Indebtedness of others described in the preceding clause (1) which such Person has guaranteed or for which it is otherwise liable or which is secured by property of such Person; and (3) any amendment, renewal, refinancing, extension or refunding of any such indebtedness.

          "Indenture" means this Indenture of Trust as from time to time modified, amended or supplemented by Supplemental Indentures in accordance with the terms hereof.

          "Initial Notes" means the Convertible Subordinated Notes issued on the date hereof.

          "Intercompany Indebtedness" shall mean (i) any Indebtedness owed by any Subsidiary of the Company to the Company;
(ii) any Indebtedness owed by the Company to any of its Subsidiaries (provided, however, that to be included within the definition of Intercompany Indebtedness, the amount of Indebtedness included in clause (ii) shall not be more than $150,000 with respect to any individual Subsidiary other than AFC Holding Corporation, a Delaware corporation ("AFC"), or more than $600,000 with respect to all such Subsidiaries other than AFC); (iii) any Indebtedness owed by the Company to AFC as a result of loans made by AFC to the Company from the proceeds of royalty payments made by the Company to AFC; and (iv) any Indebtedness owed by one Subsidiary to another Subsidiary.

          "Interest Payment Date" means September 30, December 31, March 31, and June 30 in each year or, if such date is not a Business Day, the next following Business Day.

           "Loan Agreement" means (i) the Revolving Credit and Security Agreement dated as of May 13, 1994, among the Company, the Banks and the Agent, together with all documents related thereto, including without limitation, all promissory notes and security documents, in each case, as supplemented, amended, restated or otherwise modified from time to time; and (ii) any and all agreements, documents and instruments related to or incurred in connection with, or extending the maturity of, refinancing, replacing or restructuring all or any portion of, the foregoing or the Obligations thereunder.

          "Notes" means any Note authenticated and delivered pursuant to this Indenture.

          "Noteholder" or "holder" or words of similar import, when used with reference to Notes, shall mean any person who shall be the registered owner of any Outstanding Note.

          "Obligations" of a Person shall mean all loans, advances, debts, liabilities and obligations, of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereinafter arising, contractual or tortious, liquidated or unliquidated, owing by such Person at any time, whether or not evidenced by any note, agreement or other instrument. This term includes, without limitation, all principal, interest, fees, charges, reimbursement obligations in respect of letters of credit, expenses, attorneys' fees and any other sum chargeable to such Person.

          "Officers' Certificate" means a certificate signed by two Authorized Representatives, one of whom must be the chief executive officer, chief operating officer, chief financial officer or principal accounting officer of the Company.

          "Outstanding", when used with reference to a Note or Notes, as of any particular date, means all Notes which have been authenticated and delivered hereunder, except:

     (1) Any Note (or portion of a Note) cancelled by the Trustee because of payment, conversion or redemption prior to maturity or surrendered to the Trustee for cancellation;

     (2) Any Note (or portion of a Note) which has been paid or for the payment or redemption of which there has been separately set aside and held by the Paying Agent moneys in an amount sufficient to effect payment of the principal or applicable Redemption Price thereof, together with accrued interest on such Note to the payment or redemption date, which payment or redemption date shall be specified in irrevocable instructions given to the Trustee to apply such moneys to such payment or redemption on the date so specified; provided that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (3) Notes in exchange for or in lieu of which other Notes shall have been authenticated and delivered under Article III hereof; and

     (4) Notes acquired by the Company (provided, that in determining whether the Trustee shall be protected in relying on any notice, direction or consent of holders, only Notes which an officer in the corporate trust administration department of the Trustee knows to be so acquired by the Company shall be deemed not to be Outstanding).

          "Paying Agent" means any paying agent for the Notes appointed pursuant to subsection 10.1(B) hereof (and may include the Trustee), and its successor or successors and any other corporation which may at any time be substituted in its place in accordance herewith.

          "Person" means an individual, partnership (including limited partnerships), corporation (including a business trust), joint stock company, limited liability corporation or partnership, trust, unincorporated association, joint venture or other entity, or a government or any agency, instrumentality or political subdivision thereof.

          "Prime Rate" means that rate of interest set forth in The Wall Street Journal from time to time as the prime rate or base rate of interest.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

          "Quoted Price" for any security for any day means the last reported sale price of such security regular way on such day or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way on such day, in either case on the New York Stock Exchange or, if the security is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, on NASDAQ National Market System or NASDAQ, or, if the security is not so listed or quoted, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

          "Record Date" means, with respect to any Interest Payment Date for the Notes, the close of business on the fifteenth day before the Interest Payment Date or, if such day is not a Business Day, on the immediately preceding Business Day.

          "Redemption Price" means, when used with respect to a Note or a portion thereof, the principal amount of such Note or portion thereof plus the applicable premium, if any, payable upon redemption thereof pursuant to this Indenture.

          "Related Person" means (i) any director or executive officer of the Company or any Subsidiary, (ii) any individual or other Person who directly or indirectly holds 10% or more of any class of Capital Stock of the Company, (iii) any relative of such individual by blood, marriage or adoption not more remote than first cousin, and (iv) any Affiliate of any of the foregoing, but shall not include, with respect to the Company, any Subsidiary or with respect to any Subsidiary, any other Subsidiary or the Company.

          "Repurchase Price" shall have the meaning set forth in
Section 7.1 hereof.

          "Required Lenders" means and refers to the "Required
Lenders", the "Required Banks" or any similar term under and as defined in the Loan Agreement.

          "Restricted Payment" shall have the meaning set forth in
Section 4.11 hereof.

          "SEC" shall have the meaning set forth in Section 4.7 hereof.

          "Senior Default Notice" shall have the meaning set forth in Section 8.2 hereof.

          "Senior Event of Default" means and refers to each "Event of Default" under and as defined in the Loan Agreement.

          "Senior Indebtedness" means all Obligations of any kind owed by the Company to the Senior Lenders and/or the Agent from time to time under or pursuant to the Loan Agreement including, without limitation, all principal, interest (including all interest accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company) accruing thereon, charges, expenses, fees and other sums chargeable to the Company by the Senior Lenders and/or by the Agent under or pursuant to the Loan Agreement, and reimbursement, indemnity or other Obligations due and payable to the Senior Lenders and/or the Agent under or pursuant to the Loan Agreement. Senior Indebtedness shall also include any Obligation of the Company incurred to refinance the Senior Indebtedness. Senior Indebtedness shall continue to constitute Senior Indebtedness, notwithstanding the fact that such Senior Indebtedness or any claim for such Senior Indebtedness is subordinated, voided or disallowed under the Federal Bankruptcy Code or other applicable law.

          "Senior Lenders" means, collectively, the Banks and any other holder from time to time of all or any portion of the Senior Indebtedness.

          "Significant Subsidiary" means any Subsidiary of the Company that would, at the time as of which any determination is being made, be deemed a "significant subsidiary" of the Company pursuant to the definition of that phrase in Regulation S-X, as promulgated by the SEC.

          "Subordinated Indebtedness" shall have the meaning set forth in Section 4.9 hereof.

          "Subordinated Lending Agreements" means, collectively, this Indenture, the Notes and all agreements, documents and instruments now or at any time hereafter executed and/or delivered by the Company or any other Person to, with or in favor of the Noteholders in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced in accordance with the terms of this Indenture.

          "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors or other Persons shall, at the time as of which any determination is being made, be owned by the Company either directly or through Subsidiaries.

          "Subsidiary Payment Restriction" shall have the meaning set forth in Section 4.8 hereof.

          "Supplemental Indenture" means any indenture supplemental hereto or amendatory hereof, executed by the Company and the Trustee in accordance with Article XII hereof.

          "Trustee" shall have the meaning set forth in the first paragraph of this Indenture and shall include its successor or assigns hereafter appointed in the manner provided in this Indenture.

          "Voting Shares" means all outstanding shares of any class or classes (however designated) of Capital Stock of the Company entitled to vote generally in the election of members of the Board of Directors of the Company.


          Section 1.2.   Interpretation.

          (A) In this Indenture:

               (1)  The terms "hereby", "hereof", "hereto",
"herein", "hereunder" and any similar terms, as used in this Indenture, refer to this Indenture, and the term "hereafter" means after, and the term "heretofore" means before, the date of execution of this Indenture.

               (2) Words of the masculine gender mean and include correlative words of the feminine and neuter genders and words importing the singular number mean and include the plural number and vice versa.

               (3) Any headings preceding the texts of the several Articles and Sections of this Indenture, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Indenture, nor shall they affect its meaning, construction or effect.

               (4) Except as otherwise provided herein, all approvals, consents and acceptances required to be given or made by any Person or party hereunder shall be at the sole discretion of the party whose approval, consent or acceptance is required.

               (5)  This Indenture shall be governed by and
construed in accordance with the applicable laws of the State of New York.

               (6)  All references to statutes and related
regulations shall include any amendments of same and any successor statutes and regulations.

               (7)  All references to any instruments or
agreements, including, without limitation, references to the Loan
Agreement or the Subordinated Lending Agreements, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof, in each case, in accordance with the terms hereof or thereof.

               (8)  The term "or" is not exclusive.

               (9) Accounting terms not otherwise defined have the meanings assigned to them in accordance with generally accepted accounting principles in effect on the date of execution of this Indenture.

          (B) Nothing in this Indenture expressed or implied is intended or shall be construed to confer upon, or to give to, any Person other than the Company, the Trustee, the Paying Agent, the Senior Lenders, the Agent and the holders of the Notes any right, remedy or claim under or by reason of this Indenture or any covenant, condition or stipulation thereof. All the covenants, stipulations, promises and agreements herein contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Trustee, the Paying Agent, the Senior Lenders, the Agent and the holders of the Notes.

          (C) If any one or more of the covenants or agreements provided herein on the part of the Company, the Trustee or the Paying Agent to be performed should be contrary to law, then such covenant or covenants or agreement or agreements shall be deemed separable from the remaining covenants and agreements hereof, and shall in no way affect the validity of the other provisions of this Indenture or of the Notes.


ARTICLE II

AUTHORIZATION, TERMS AND ISSUANCE OF NOTES


          Section 2.1. Authorization and Obligation of Notes. Notes of the Company issued hereunder, each to be entitled "Convertible Subordinated Notes", shall be subject to the terms, conditions and limitations established herein. No Notes may be authenticated and delivered except in accordance with the terms hereof.

          Section 2.2.   Issuance of the Notes.

          (A) Upon the execution and delivery of this Indenture, or from time to time thereafter, Notes in an aggregate principal amount not to exceed $5,000,000 may be authorized and executed by the Company and delivered to the Trustee for authentication in accordance with Section 2.7 hereof.

          (B) The Notes shall be issuable in denominations of $1,000 or any integral multiple thereof, in fully registered form without coupons and shall be dated as provided in Section 3.1 hereof.

          Section 2.3.   Terms of the Notes.

          (A) The Notes shall mature on September 30, 2000 and bear interest payable in arrears on each Interest Payment Date commencing, with respect to each Note, on December 31, 1995. The Initial Notes shall bear interest from the date of this Indenture and the Additional Notes shall bear interest from the date of their original issuance. The Initial Notes shall originally bear interest at the rate of 10% per annum (which rate is 125 basis points above the Prime Rate on July 19, 1995). The Additional Notes shall originally bear interest at the rate being borne by the Initial Notes on the date of issuance of such Additional Notes. If on any Interest Payment Date the Prime Rate shall have increased or decreased (whether in one or more increments) from the Prime Rate as in effect on the immediately preceding Adjustment Date (as defined below), the interest rate on the Notes shall be correspondingly increased or decreased so as to be 125 basis points above the Prime Rate then in effect; provided, however, (i) that no such adjustment shall be made unless the Prime Rate shall have increased or decreased by 50 basis points or more from the Prime Rate as in effect on the immediately preceding Adjustment Date, and
(ii) in no event shall the interest rate payable on the Notes be more than 10% per annum or less than 8% per annum. The Company shall notify the Trustee of any adjustment in the interest rate on the Notes at least ten days prior to the Interest Payment Date following the interest rate adjustment. For purposes hereof, "Adjustment Date" means (x) initially, July 19, 1995 and (y) thereafter, each Interest Payment Date on which the interest rate on the Notes is adjusted in accordance with this Section 2.3(A).

          (B) Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

          (C) The Notes shall be numbered from one upward, with such prefix as may be designated by the Trustee, in consecutive numerical order.

          (D) The principal of, Redemption Price or Repurchase Price, if applicable, premium, if any, and interest on the Notes (other than interest payable in accordance with the next sentence) shall be payable at the principal corporate trust office of the Trustee in Hartford, Connecticut as Paying Agent, or at the office designated for such payment of any successor Paying Agent. Interest on the Notes shall be payable to the Person appearing on the registration books of the Trustee on the Record Date as the registered owner thereof by check or draft mailed on the Interest Payment Date to the registered owner at the address as it appears on the registration books of the Trustee on the applicable Record Date or at such other address as may have been filed with the Trustee for that purpose; except that if and to the extent there shall be a default in the payment of the interest due on any Interest Payment Date, the defaulted interest shall be paid to the owners in whose names the Notes are registered at the close of business on the fifth Business Day next preceding the date of payment of the defaulted interest.

          (E) In any case where the date of maturity of interest on or principal of the Notes or the date fixed for redemption of any Notes shall be a day other than a Business Day, then payment of such amount shall be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, together, in the case of payments of principal, with accrued interest for the period after such date.

          Section 2.4.   Redemption of Notes.

          (A) On or after January 1, 1997, at the option of the Company, the Notes shall be subject to redemption prior to maturity in whole or in part at any time or from time to time at the Redemption Price (expressed as a percentage of principal amount of the Notes or portions thereof to be so redeemed) opposite such period in the table below, plus interest accrued to the redemption date:

     Redemption Period                       Redemption Price

     January 1, 1997 through August 31, 1997           101%
     September 1, 1997 and thereafter                  100%

          (B) In the event that the Company elects to make a Restricted Payment pursuant to Section 4.11(B)(2) hereof, the Notes shall be subject to redemption prior to maturity as provided in
Section 4.11(B)(2) hereof at a Redemption Price equal to their principal amount, plus interest accrued to the redemption date.

          (C) In the event of a Fundamental Change, at the option of the Company, the Notes shall be subject to redemption prior to maturity in whole or in part, at a Redemption Price equal to their principal amount, plus interest accrued to the redemption date.

          (D) Redemption of Notes shall be made pursuant to the redemption provisions of Article V hereof in whole or in part and in such principal amounts as the Company shall request in a written notice delivered to the Trustee (provided, that no partial redemption shall be in an amount less than $50,000 in the aggregate and that all partial redemptions shall be in Authorized Denominations) and the Trustee shall give the notice of redemption referred to in Article V hereof in respect of each such redemption.

          (E) Notwithstanding anything to the contrary set forth in this Indenture, redemptions or repurchases of Notes shall only be made if the Required Lenders have consented to such redemption (if such consent is required pursuant to the Loan Agreement); provided, that the failure of the Company to redeem or repurchase Notes as a result of the Senior Lenders not having consented to such redemption or repurchase shall nevertheless constitute an Event of Default hereunder.

          Section 2.5.   Conversion of the Notes.

          At any time or from time to time, at the option of any Noteholder, which option shall be exercised by giving notice to the Company and the Trustee, the Notes shall be subject to conversion to Common Stock of the Company as provided in Article VI hereof at a conversion price of $7.50 per share (such price, as so adjusted from time to time, the "Conversion Price"), as such price may be adjusted as provided in Article VI hereof. The Notes may be converted in whole or in part, provided that if any Note is converted in part, the principal amount remaining with respect to the Notes shall be in an Authorized Denomination. No fractional shares will be issued upon the conversion of the Notes and any fractional amount shall be paid to the holder in cash.

          In case a Note or portion thereof is called for redemption, such conversion privilege in respect of the Note or portion so called shall expire at the close of business on the redemption date.

          Notes surrendered for conversion during the period from the close of business on any Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be accompanied by payment of an amount equal to the interest payable from the date of conversion to and including the Interest Payment Date on the principal amount of Notes surrendered for conversion.

          Section 2.6.   Subordination.

          The Notes shall be subordinated in right of payment to all Senior Indebtedness as provided in Article VIII.

          Section 2.7.   Execution and Authentication of Notes.

          (A) After their authorization as provided in this Article, Notes may be executed by or on behalf of the Company and delivered to the Trustee for authentication. Each Note shall be executed in the name of the Company by the manual or facsimile signature of any one or more Authorized Representatives of the Company and its official seal or a facsimile thereof shall be thereunto affixed, impressed, imprinted, engraved or otherwise reproduced thereon and attested by the manual or facsimile signature of the secretary or assistant secretary of the Company.

          (B) In case any officer who shall have signed, sealed or attested any of the Notes shall cease to be such officer before the Notes so signed, sealed or attested shall have been authenticated and delivered by the Trustee, such Notes may nevertheless be authenticated and delivered as herein provided as if the person who so signed, sealed or attested such Notes had not ceased to be such officer. Any Note may be signed, sealed or attested on behalf of the Company by any person who, on the date of such act, shall hold the proper office, notwithstanding that at the date of such Note such person may not have held such office.

          (C) The Notes shall each bear thereon a certificate of authentication, in the form set forth in the form of Note attached as Appendix A hereto, executed manually by the Trustee. Only such Notes as shall bear thereon such certificate of authentication shall be entitled to any right or benefit under this Indenture and no Note shall be valid or obligatory for any purpose until such certificate of authentication shall have been duly executed by the Trustee. Such certificate of the Trustee upon any Note executed on behalf of the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered under this Indenture and that the holder thereof is entitled to the benefits hereof.

          Section 2.8. Delivery of Notes. The Notes shall be executed in the form and manner set forth herein and shall be deposited with the Trustee and thereupon shall be authenticated by the Trustee. Upon delivery to the Trustee of the Common Stock to be redeemed in exchange for Notes, the Notes shall be delivered by the Trustee to or upon the order of the holders thereof, but only upon receipt by the Trustee of:

          (1) A certified copy of the Company's resolution authorizing the issuance of such Notes, providing for the terms thereof, and, in the case of the Initial Notes, the execution and delivery of this Indenture;

          (2) A request and authorization to the Trustee on behalf of the Company to authenticate and deliver such Notes to the prospective holders therein identified upon receipt by the Trustee, for the account of the Company, of the Common Stock redeemed in exchange therefor; and

          (3) An Officers' Certificate to the effect that, on the date of delivery of such Notes, to the knowledge of each such person, no Event of Default or event which, upon notice or lapse of time or both would constitute an Event of Default, exists under this Indenture.

          Prior to the delivery of any Additional Notes, the Company shall, in addition to the other requirements of Section 2.8 hereof, execute or cause to be executed and delivered to the Trustee such other and further instruments of conveyance as the Trustee shall in its sole discretion reasonably deem necessary.


                           ARTICLE III

              GENERAL TERMS AND PROVISIONS OF NOTES

          Section 3.1. Date of Notes; Indenture. Each Initial Note shall be dated September 11, 1995, and each Additional Note shall be dated the date of its issuance, except that Notes issued in exchange for or upon the registration of transfer of the Notes shall be dated as of the date of exchange for or registration of the transfer. Interest on the Interest Payment Date next succeeding any such transfer shall be paid in its entirety to the holder of the Note as of the Record Date with respect to such Interest Payment Date. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Section 3.2. Form and Denominations. Notes shall be issued in fully registered form, without coupons. The Notes shall be in denominations of $1,000 or any integral multiple thereof.
The Notes shall be in substantially the form set forth in Appendix A to this Indenture, with such variations, omissions and insertions as are permitted or required by this Indenture.

          Section 3.3. Medium of Payment. The principal of, interest on, Repurchase Price, if applicable, Redemption Price, if applicable, and premium, if any, on the Notes shall be payable in any coin or currency of the United States of America which, on the respective dates of payment thereof, is legal tender for the payment of public and private debts. Interest on the Notes shall be payable by check or as otherwise provided in Section 2.3(D) hereof.

          Section 3.4. Note Details. Subject to the provisions hereof, the Notes shall be dated, shall mature in such years and such amounts, shall bear interest at such rate or rates per annum, shall be subject to redemption on such terms and conditions and shall be payable as to principal of, Repurchase Price, if applicable, Redemption Price, if applicable, premium, if any, and interest at such place or places as shall be specified in this Indenture.

          Section 3.5.   Exchange, Transfer and Registry.

          (A) Each Note shall be transferable only upon compliance with the restrictions on transfer set forth in such Note and only upon the books of the Company, which shall be kept for that purpose at the principal office of the Trustee, by the registered owner thereof or by his attorney duly authorized in writing, upon presentation thereof together with a written instrument of transfer satisfactory to the Trustee duly executed by the registered owner or his duly authorized attorney. Upon the transfer of any Note the Trustee shall prepare and issue in the name of the transferee one or more new Notes of the same aggregate principal amount and maturity as the surrendered Note; provided all Notes shall be in an Authorized Denomination.

          (B) Any Note, upon surrender thereof at the principal corporate trust office of the Trustee in Hartford, Connecticut with a written instrument of transfer satisfactory to the Trustee, duly executed by the registered owner or his attorney duly authorized in writing, may, at the option of the owner thereof, be exchanged for an equal aggregate principal amount of Notes of the same maturity of any other Authorized Denomination.

          (C) The Company, the Trustee and any Paying Agent may deem and treat the Person in whose name any Note shall be registered as the absolute owner of such Note, whether such Note shall be overdue or not, for the purpose of receiving payment of, or on account of, the principal, Repurchase Price, if applicable, Redemption Price, if applicable, premium, if any, and interest on such Note and for all other purposes, and all payments made to any such registered owner or upon his order shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums so paid, and neither the Company, the Trustee nor any Paying Agent shall be affected by any notice to the contrary.

          Section 3.6. Notes Mutilated, Destroyed, Stolen or Lost. In case any Note shall become mutilated or be destroyed, stolen or lost, the Company shall execute and thereon the Trustee shall authenticate and deliver a new Note of like maturity and principal amount as the Note so mutilated, destroyed, stolen or lost, (i) in exchange and substitution for such mutilated Note, upon surrender and cancellation of such mutilated Note or (ii) in lieu of and substitution for the Note destroyed, stolen or lost, in each case upon filing with the Trustee of evidence satisfactory to the Company and the Trustee that such Note has been destroyed, stolen or lost and proof of ownership thereof, and upon furnishing the Company and the Trustee with indemnity satisfactory to them and complying with such other reasonable requirements as the Company and the Trustee may prescribe and paying such expenses as the Company and Trustee may incur. All Notes so surrendered to the Trustee shall be cancelled by it. Any such new Notes issued pursuant to this Section in substitution for Notes alleged to be destroyed, stolen or lost shall constitute original additional contractual obligations on the part of the Company, whether or not the Notes so alleged to be destroyed, stolen or lost be at any time enforceable by anyone, and shall be entitled to equal and proportionate benefits with all other Notes issued hereunder in any moneys or securities held by the Company, the Trustee or any Paying Agent for the benefit of the Noteholders.

          Section 3.7.   Cancellation and Destruction of Notes.
All Notes paid, converted or redeemed, either at or before maturity, shall be delivered to the Trustee when such payment, conversion or redemption is made, and such Notes shall thereupon be promptly cancelled. Notes so cancelled shall be cremated or otherwise destroyed by the Trustee, who, upon request by the Company, shall execute a certificate of cremation or destruction in duplicate under signature of one of its authorized officers describing the Notes so cremated or otherwise destroyed, and one executed certificate shall be filed with the Company and the other executed certificate shall be retained by the Trustee.

          Section 3.8.   Requirements With Respect to Transfers.
In all cases in which the privilege of exchanging or transferring Notes is exercised, the Company shall execute and the Trustee shall authenticate and deliver Notes in accordance with the provisions of this Indenture. All Notes surrendered in any such exchange or transfer shall forthwith be cancelled by the Trustee. For every such exchange or transfer of Notes, the Company or the Trustee may, as a condition precedent to the privilege of making such exchange or transfer, make a charge sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such exchange or transfer and may charge a sum sufficient to pay the reasonable cost of preparing and delivering each new Note issued upon such exchange or transfer, which sum or sums shall be paid by the person requesting such exchange or transfer.

          Section 3.9. Registrar. The Trustee shall also be Registrar for the Notes, and shall maintain a register showing the names of all registered holders of Notes, Note numbers and amounts, and other information appropriate to the discharge of its duties hereunder.


                           ARTICLE IV

               PARTICULAR COVENANTS OF THE COMPANY

          Section 4.1.   Prompt Payment of Principal and Interest;
Deposit in Trust.   The Company will duly and punctually pay or
cause to be paid the principal of, Repurchase Price, if applicable, Redemption Price, if applicable, premium, if any, and interest on each of the Notes at the times and places and in the manner mentioned in the Notes as the same become payable under any applicable provision thereof or hereof.

          The Company, at or prior to the time when any principal of, Redemption Price, Repurchase Price, premium or interest on, any of the Notes becomes payable under any applicable provision of the Notes, whether at the stated maturity thereof, by call for redemption, by declaration of acceleration or otherwise, will deposit or cause to be deposited with the Trustee in immediately available funds no later than 12:00 noon New York time on the payment date (under an arrangement for any necessary transfers of such deposits between the Trustee and the Paying Agent in such manner that all such principal, Redemption Price, Repurchase Price, premium and interest shall be paid when and where payable) the entire amount necessary to pay all the principal, Redemption Price, Repurchase Price, premium and interest payable on such date, other than principal, Redemption Price, Repurchase Price, premium and interest represented by such Notes, if any, as are not Outstanding; and each such deposit on account of principal, Redemption Price, Repurchase Price, premium or interest shall be held by the Trustee, and by the Paying Agent with which any deposit is so made, upon the trusts hereof until applied to the payment of the Notes payable on each such date.

          Section 4.2. To Fill Vacancy in Trustee's Office. Whenever necessary to avoid or fill a vacancy in the office of Trustee, the Company will in the manner provided in Section 10.11 appoint a Trustee so that there shall at all times be a Trustee hereunder in compliance herewith.

          Section 4.3.   Corporate Existence, etc.     Subject to
the terms hereof, the Company covenants that it will at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business.

          Section 4.4. Compliance with Laws, etc. The Company covenants that it will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would materially adversely affect the business, condition (financial or other), assets, properties or operations of the Company.

          Section 4.5.   Maintenance of Properties; Insurance.
The Company covenants that it will maintain or cause to be maintained in good repair, working order and condition all material properties used or useful in the business of the Company and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Company covenants that it will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by other corporations.

          Section 4.6.   Issuance of Common Stock on
Conversion.    The Company covenants that it will reserve
sufficient Common Stock for issuance upon the conversion of the Notes. The Company will, in accordance with Article VI hereof, promptly issue certificates for shares of Common Stock upon compliance by any Noteholder with Article VI hereof.

          Section 4.7.   Reports to be Filed by the Company with
the Trustee.  The Company agrees:

          (A) to file with the Trustee within fifteen days after the Company is required to file the same with the Securities and Exchange Commission (the "SEC"), copies of annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act;

          (B)  if the Company is not subject to the requirements of
Section 13(a) or 15(d) of the Exchange Act or shall cease to be required by the SEC to file SEC reports, to nevertheless continue to cause SEC reports, comparable to those which it would be required to file pursuant to Section 13(a) or 15(d) of the Exchange Act if it were subject to the requirements of either such Section, to be so filed with the SEC for public availability (unless the SEC will not accept such a filing) and with the Trustee and mailed to the Noteholders, in each case, within the same time periods as would have applied (including under the preceding sentence) had the Company been subject to the requirements of Section 13(a) or 15(d) of the Exchange Act; and

          (C) to file with the Trustee, together with each delivery of financial information pursuant to clauses (A) and (B), an Officers' Certificate stating that the signer has reviewed the terms of this Indenture and the Notes and has made a review in reasonable detail of the transactions and conditions of the Company during the fiscal period covered by such financial information and that such review has not disclosed the existence of, and that such signer does not have knowledge of, any condition or event which constitutes an Event of Default, or if such condition or event exists, specifying the nature and period of existence thereof and what action the Company has taken or intends to take with respect thereto.

          Section 4.8.   Limitation on Payment Restrictions
Affecting Subsidiaries.

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or pay any Obligations owed to the Company or a Subsidiary of the Company, (ii) make loans or advances to the Company or a Subsidiary of the Company or (iii) transfer any of its property to the Company or a Subsidiary of the Company (any such restriction being referred to herein as a "Subsidiary Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of (A) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Subsidiary, (B) any instrument governing Indebtedness of a Person acquired by the Company at the time of such acquisition, which encumbrance or restriction is not applicable to any Person other than the Person, or the property of the Person, so acquired, (C) with respect to clause (iii) of this Section 4.8, purchase money obligations for property acquired in the ordinary course of business; (D) Indebtedness of a Subsidiary permitted by Section 4.9 hereof (other than Intercompany Indebtedness) existing now or in the future pursuant to a written agreement; or (E) restrictions imposed pursuant to this Indenture.

          Section 4.9.   Limitation on Incurrence of Additional
Indebtedness.

          (A) No Significant Subsidiary shall, directly or indirectly, create, incur, issue, assume, guarantee, permit to exist or otherwise become directly or indirectly liable with respect to any Indebtedness and the Company shall not, directly or indirectly, create, incur, issue, assume, guarantee, permit to exist or otherwise become directly or indirectly liable with respect to any Indebtedness (other than, in the case of the Company, Subordinated Indebtedness), except for (i) Indebtedness, in the case of the Company, issued under this Indenture, (ii) Indebtedness, in the case of the Company, that is pari passu in right of payment to the Notes, refinancing or replacing all or a portion of the Notes, (iii) Indebtedness, in the case of the Company or any Significant Subsidiary, for borrowed money issued to any bank or other financial institution, (iv) Indebtedness, in the case of the Company or any Significant Subsidiary, existing on the date hereof and not otherwise allowed pursuant to this Section 4.9(A) not to exceed for the Company and all such Significant Subsidiaries together an aggregate of $500,000 outstanding, (v) Intercompany Indebtedness, (vi) Indebtedness, in the case of the Company, in respect of commercial paper to the extent the obligations of the Company thereunder are guaranteed by, or otherwise receive a credit enhancement from, a bank or other financial institution, and (vii) additional Indebtedness, in the case of the Company or any Significant Subsidiary, not to exceed for the Company and all such Significant Subsidiaries together an aggregate of $5,000,000 outstanding at any time; provided, that any such additional Indebtedness issued by the Company shall be pari passu in right of payment to the Notes.

          (B) The Company shall not, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness that is subordinated in right of payment to the Notes ("Subordinated Indebtedness") unless (i) such Subordinated Indebtedness shall have a maturity date after the maturity date of the Notes, (ii) no payment in respect of the principal of such Subordinated Indebtedness (whether at maturity, by redemption, repurchase or otherwise) shall be permitted to be made (or actually made) until after the maturity date of the Notes, and (iii) such Subordinated Indebtedness is subordinated to the Notes (including restrictions on the Company's ability to pay such Subordinated Indebtedness) at least to the same extent that the Notes are subordinated to the Senior Indebtedness.

          Section 4.10. Limitation on Transactions With Related Persons. Neither the Company nor any Subsidiary will, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including the sale, purchase, exchange or lease of assets, property or services) with a Related Person of the Company (a "Related Person Transaction") unless such Related Person Transaction or series of Related Person Transactions (a) is on terms that are no less favorable to the Company than would be available in a comparable transaction with an unrelated party, (b) if such Related Person Transaction or series of Related Person Transactions involves in the aggregate payments in excess of $1,000,000, the Company's Board of Directors determines that such Related Person Transaction or series of Related Person Transactions complies with clause (a) above and such determination is evidenced by a resolution of the Board of Directors of the Company or (c) if such Related Person Transaction or series of Related Person Transactions is approved by the affirmative vote of over 50% of the shares represented at an annual or special meeting of stockholders of the Company without taking into account for this purpose the vote of any stockholder who is an executive officer of director of the Company or any Subsidiary or any Affiliate of any such executive officer or director. Notwithstanding anything to the contrary contained herein, the term Related Party Transaction shall not include any transaction or series of related transactions to which the Company or any Subsidiary is a party on the date hereof, or any transaction to which the Company or any Subsidiary is obligated on the date hereof to become a party; provided that any such transaction that was required by applicable law to have been disclosed in any SEC report filed on or prior to the date hereof was so disclosed.

          Section 4.11.  Limitation on Restricted Payments.

     (A) The Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to declare or pay any dividend on, or make any Distribution on or in respect of, or purchase, redeem or otherwise acquire or retire for value any of the Company's Capital Stock (except, in the case of the Company, through the issuance solely of the Company's own Qualified Capital Stock, or rights thereto) (a "Restricted Payment") unless:

          (a) at the time of and after giving effect to the proposed Restricted Payment no Event of Default shall have occurred and be continuing; and

          (b) at the time of and after giving effect to the proposed Restricted Payment (the value of any such payment, if other than cash, being the Fair Market Value thereof), the aggregate amount of all Restricted Payments declared or made during any fiscal year of the Company shall not exceed the sum of (1) the Company's Consolidated Net Income (or if such Consolidated Net Income is a loss, minus such loss) earned during the Company's most recently-ended fiscal year immediately preceding the date of such proposed Restricted Payment and (2) 100% of the aggregate net cash proceeds received by the Company from the issuance and sale of Qualified Capital Stock (excluding Qualified Capital Stock sold to a Subsidiary) during the Company's most recently-ended fiscal year preceding the date of such Restricted Payment.

     (B) Notwithstanding Section 4.11(A), the following shall be permitted:

          (1) the payment of any dividend within 60 days after the date of declaration thereof if at said date of declaration such payment would have complied with Section 4.11(A);

          (2) the making of any Restricted Payment in excess of the amount allowed pursuant to Section 4.11(A)(b) (the "Excess"), if the Company actually redeems, pursuant to Article V and Section 2.4(B) hereof, Notes in an aggregate principal amount equal, as of the record date of such Restricted Payment, to the product of (x) the aggregate principal amount of Notes then Outstanding, and (y) a fraction, the numerator of which is the Excess divided by the number of shares of Capital Stock of the Company then Outstanding, and the denominator of which is either (i) if the current market value per share (determined pursuant to clause (D) below) is greater than or equal to 50% of the stockholders' equity per share of the Company as of the end of the most recent fiscal year (the "book value"), then the book value, or (ii) if the current market value per share (determined pursuant to clause (D) below) is less than 50% of the book value, then the current market value per share.

          (3) any Distribution, purchase or redemption required or permitted to be made pursuant to the terms of the Indenture.

     (C) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted hereunder and setting forth the basis upon which the calculations required by this Section 4.11 were computed.

     (D) For purposes of clause (B)(2) of this Section 4.11, current market value per share shall mean the average of the Quoted Prices of the Common Stock for the five consecutive trading days immediately preceding the date on which the Company announces the pertinent Restricted Payment.

          Section 4.12. Performance of Covenants. The Company covenants that it will faithfully perform at all times any and all covenants, undertakings, stipulations and provisions contained in this Indenture and in any and every Note executed, authenticated and delivered hereunder. The Company represents and warrants that it is duly authorized to issue the Notes authorized hereby and to execute this Indenture and otherwise perform all acts and sign all documents in connection therewith; that all action on its part for the issuance of the Notes and the execution and delivery of this Indenture has been duly and effectively taken, and that the Notes in the hands of the holders and owners thereof are and will be valid and enforceable obligations according to their terms and the terms of this Indenture.


                            ARTICLE V

                       REDEMPTION OF NOTES

          Section 5.1. Privilege of Redemption and Redemption Price. Notes or portions thereof subject to redemption prior to maturity shall be redeemable, upon mailed notice as provided in this Article, at the times, at the Redemption Prices and upon such terms in addition to and consistent with the terms contained in this Article as shall be specified in Section 2.4 hereof and in such Notes.

          Section 5.2. Notice of Redemption. When redemption is permitted by this Indenture, the Company shall provide the Trustee with written notice at least 30 days prior to the date fixed for redemption specifying the principal amount of the Notes it wishes to redeem and the date therefor. The Trustee shall promptly thereafter give notice of such redemption in the name of the Company, specifying the numbers and amounts of the Notes or portions thereof to be redeemed, the redemption date, the Conversion Price, that Notes called for redemption may be converted at any time before the close of business on the redemption date, that holders who want to convert Notes must satisfy the requirements set forth in this Indenture and the Notes and the place or places where amounts due upon such redemption will be payable. Such notice shall further state that on such date there shall become due and payable upon each Note or portion thereof to be redeemed the Redemption Price thereof together with interest accrued to the redemption date, and that from and after such date interest thereon shall cease to accrue and be payable. Notice of redemption shall be given by the Trustee in the name and on behalf of the Company by mailing a copy of each such notice to the registered owner of each Note to be redeemed by first-class mail postage prepaid, addressed to such Noteholder at the last known address as it appears upon the Note register, not more than 60 nor less than 15 days prior to the date fixed for redemption. Such notice shall be effective when mailed and any failure to receive such notice shall not affect the validity of the proceedings for redemption. In the event of a postal strike, the Trustee shall give notice by other appropriate means selected by the Trustee in its discretion.

          Section 5.3. Selection of Notes to be Redeemed. In the event of redemption of less than all the Outstanding Notes, the Trustee shall assign to each such Outstanding Note a distinctive number for each $1,000 in principal amount thereof and shall select by lot, using such method of selection as it shall deem proper in its discretion, from the numbers assigned to such Notes, as many numbers as, at $1,000 for each number, shall equal the principal amount of Notes to be redeemed. The Notes to be redeemed shall be Notes to which are assigned numbers so selected, but only so much of the principal amount of such Note of a denomination of more than $1,000 as shall equal $1,000 for each number assigned to it and so selected. For purposes of this Section, Notes which have theretofore been selected by lot for redemption shall not be deemed Outstanding.

          Section 5.4.   Payment of Redeemed Notes.

          (A)  Notice having been given in the manner provided in
Section 5.2 hereof, the Notes or portions thereof so called for redemption shall, unless theretofore converted pursuant to the terms of this Indenture, become due and payable on the redemption dates so designated at the Redemption Price, plus interest accrued to the redemption date. If, on the redemption date, moneys for the redemption of all the Notes or portions thereof to be redeemed, together with interest to the redemption date, shall be held by the Paying Agent so as to be available therefor on such date and if notice of redemption shall have been given as aforesaid, then, from and after the redemption date, interest on the Notes or portions thereof so called for redemption shall cease to accrue and become payable. If such moneys shall not be so available on the redemption date, such Notes or portions thereof shall continue to bear interest until paid at the same rate as they would have borne had they not been called for redemption.

          (B) Payment of the Redemption Price together with interest shall be made to or upon the order of the registered owner, only upon presentation of the Note for cancellation and exchange as provided in Section 5.5 hereof.

          Section 5.5.   Cancellation of Redeemed Notes.

          (A) All Notes redeemed in full under the provisions of this Article shall forthwith be cancelled and destroyed by the Trustee and a certificate of destruction furnished to the Company, and no Notes shall be executed, authenticated, issued or delivered in exchange or substitution therefor or for or in respect of any paid portion of a fully registered Note.

          (B) If there shall be drawn for redemption less than all of a Note, the Company shall execute and the Trustee shall authenticate and deliver, upon the surrender of such Note, without charge to the owner thereof, for the unredeemed balance of the principal amount of the Note so surrendered, Notes of like maturity in any Authorized Denominations.


                           ARTICLE VI

                       CONVERSION OF NOTES

          Section 6.1. Notice of Conversion. The Noteholder converting Notes shall give written notice to the Company and the Trustee at least fifteen days prior to such conversion of its election to convert Notes, specifying the numbers and amounts of the Notes or portions thereof to be converted, accompanied (in the case of notice to the Trustee) by the Notes being converted, any payment of interest required to be made pursuant to Section 2.5 hereof, and an instrument of transfer satisfactory to the Trustee. No fractional shares of Common Stock will be issued on the conversion of the Notes and any such fractional amount shall be paid by the Company in cash.

          Section 6.2.   Issuance of Common Stock.

          (A)  Notice having been given in the manner provided in
Section 6.1 above, the Notes or portions thereof shall be converted to Common Stock as set forth in such notice.

          (B) Common Stock will be promptly issued by the Company to or upon the order of the registered owner of the Notes or portions thereof to be converted upon compliance with the above provisions.

          Section 6.3.   Cancellation of Converted Notes.

          (A) All Notes converted in full under the provisions of this Article shall forthwith be cancelled and destroyed by the Trustee and a certificate of destruction furnished to the Company, and no Notes shall be executed, authenticated, issued or delivered in exchange or substitution therefor or for or in respect of any converted portion of a fully registered Note.

          (B) If there shall be presented for conversion less than all of a Note, the Company shall execute and the Trustee shall authenticate and deliver, upon the surrender of such Note, without charge to the owner thereof, for the unconverted balance of the principal amount of the Note so surrendered, Notes of like maturity in an Authorized Denomination.

          Section 6.4. Adjustment for Change in Capital Stock. If the Company:

               (1) issues any shares of its Capital Stock as a dividend (or other distribution) on its Common Stock;

               (2)  subdivides its outstanding shares of Common
          Stock into a greater number of shares;

               (3) combines its outstanding shares of Common Stock into a smaller number of shares; or

               (4) issues by reclassification of its Common Stock any shares of its Capital Stock,

then the conversion privilege and the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of a Note thereafter converted will receive the number of shares of capital stock of the Company which would have been received (and if there is more than one class of such capital stock, then shares of each class in the same proportions that would have been received) upon consummation of such action by a holder of the number of shares of Common Stock into which such Note might have been converted immediately prior to such action.

          The adjustment described in the preceding paragraph shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

          If after an adjustment a holder of a Note may receive shares of two or more classes of capital stock of the Company upon conversion of such Note, the Company shall determine the allocation of the adjusted Conversion Price between or among those classes of capital stock. After such allocation, the conversion privilege and the conversion price of each class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Article VI.

          Section 6.5. Adjustment for Rights Issue. If the Company distributes any rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (as defined in Section 6.7) on that record date, the Conversion Price shall be adjusted in accordance with the formula:

                    AC = CC x (M x O) + (N x P)
                              (M x O) + (M x N)
          where:

               AC = the adjusted Conversion Price.

               CC = the current Conversion Price.

               O = the number of shares of Common Stock outstand-ing on the record date for the determination of shareholders entitled to receive any rights or warrants.

               N = the number of additional shares of Common Stock offered.

               P = the offering price per share of the additional shares.

               M = the current market price per share of Common
               Stock (as defined in Section 6.7) on the record date for the determination of shareholders entitled to receive the rights or warrants.

          The adjustment shall be made successively whenever any such rights or warrants are issued and shall become effective immediately after the record date for the determination of the stockholders entitled to receive the rights or warrants. If at the end of the period during which such warrants or rights are exercisable, not all warrants or rights shall have been exercised, the Conversion Price shall be immediately readjusted to what it would have been if "N" in the above formula had been the actual number of shares issued upon exercise of such rights or warrants.

          Section 6.6.  Adjustment for Other Distribution.

          (A) If the Company distributes to all holders of its Common Stock cash, debt securities or other assets (including other evidences of indebtedness), except to the extent paid out of Consolidated Net Income for the immediately preceding fiscal year of the Company, the Conversion Price shall be adjusted in accordance with the formula:

        AC = CC x (M x N) - P
                  M x (N - T)

where:

               AC = the adjusted Conversion Price.

               CC = the current Conversion Price.

               M  = the current market price per share of Common
                    Stock (as defined in Section 6.7) on the record date for the determination of shareholders entitled to receive the distribution.

               P  = the aggregate fair market value on the record
                    date for the determination of shareholders entitled to receive the distribution (as determined by the Board of Directors and set forth in a certified resolution filed with the Trustee) of the cash, debt securities or other assets distributed (or deemed to be distributed) to holders of Common Stock.

               N  = the number of shares of Common Stock outstand-
                    ing (including any shares referred to in the definition of T below but excluding any other treasury shares) at the close of business on the record date for the determination of shareholders entitled to receive the distribution.

               T  = in the case of a deemed distribution pursuant
                    to subsection (B) below, the number of shares of Common Stock purchased by the Company in connection with such deemed distribution, and in any other case, zero.

          The adjustment shall become effective, in the case of a deemed distribution pursuant to subsection (B), immediately after the expiration date of the cash tender offer that results in such deemed distribution, and in any other case, immediately after the record date for the determination of shareholders entitled to receive the distribution.

          (B) For purposes of this Section 6.6, a purchase of Common Stock by the Company pursuant to a cash tender offer to all holders of Common Stock shall be deemed to be a distribution to all holders of Common Stock of cash in an amount equal to the aggregate purchase price thereof, which distribution shall be deemed to have been made on the date such cash tender offer expires.

          Section 6.7. Current Market Price. For purposes of Sections 6.5 and 6.6 the current market price per share of Common Stock on any date is the average of the Quoted Prices of the Common Stock for 5 consecutive trading days selected by the Company commencing not more than 20 trading days before, and ending not later than, the earlier of the date in question and the trading day before the "ex" date, if any, with respect to the issuance or distribution requiring such computation. The term "`ex' date", when used with respect to any issuance or distribution, means the first trading day on which the Common Stock trades the regular way in the market from which the Quoted Price is then to be determined without the right to receive such issuance or distribution. In the absence of one or more such quotations, the Company shall determine the current market price on the basis of such quotations as it considers appropriate.

          Section 6.8. When Adjustment May Be Deferred. No adjustment in the Conversion Price need be made unless the adjust-ment would require an increase or decrease of at least 1% in the Conversion Price then in effect. Any adjustments which are not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this Article VI shall be made to the nearest cent.

          Section 6.9. When No Adjustment Required. No adjustment need be made for a transaction referred to in Sections 6.4, 6.5 or
6.6 if Noteholders are entitled to participate in the transaction on a basis and with notice that the Board of Directors, in good faith, reasonably determines to be fair and appropriate under the circum-stances.

          No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

          No adjustment need be made for a change in the par value (including a change to or from no par value) of the Common Stock.

          To the extent the Notes become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          Notwithstanding any provision to the contrary in this Indenture, no adjustment shall be made in the Conversion Price which would have the effect of reducing the Conversion Price below the par value of the Common Stock.

          Section 6.10. Notice of Adjustment. Whenever the Conversion Price is adjusted, the Company shall promptly mail to Noteholders a notice of the adjustment and file with the Trustee a certificate from the Company's independent public accountant briefly stating the facts requiring the adjustment and the manner of computing it. In the absence of manifest error, such certificate shall be presumptive evidence that the adjustment is correct. The Trustee shall have no responsibility for calculating or confirming any adjustment to the Conversion Price and shall be entitled to rely upon calculations of such adjustments set forth in such certificate.

          Section 6.11. Notice of Certain Transactions.  If:

               (1) the Company takes any action which would require an adjustment in the Conversion Price pursuant to Section 6.4, 6.5 or 6.6 and if the Company does not let
          Noteholders participate therein pursuant to Section 6.9;

               (2) the Company takes any action that would require a supplemental indenture pursuant to Section 6.12; or

               (3) there is a dissolution or liquidation of the Company,

the Company shall mail to Noteholders and the Trustee a notice stating the record date for any such distribution or the effective date of any such subdivision, combination, reclassification, consolidation, merger, transfer, lease, liquidation or dissolution. The Company shall mail the notice at least 15 days before such date. Failure to mail the notice or any defect in it shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section.

          Section 6.12. Consolidation, Merger of the Company or Transfer or Lease. The Company shall not consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to, any Person unless (i) the Company is the surviving Person or that Person is a corporation organized under the laws of the United States, any state thereof or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction; (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and (iii) the Person formed by such consolidation or resulting from such merger or which assumes or leases such assets shall assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture, except as to conversion of the Notes the supplemental indenture shall provide that the holder of a Note may convert it into the kind and amount of securities, cash or other assets receivable upon the consolidation, merger, transfer or lease by a holder (other than any party to such transaction or any of its Affiliates) of the number of shares of Common Stock into which such Note might have been converted immediately before the effective date of such transaction, assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, transfer or lease (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, transfer or lease is not the same for each share of Common Stock held immediately prior to such consolidation, merger, transfer or lease by others than the parties to such transaction or their Affiliates and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purposes of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, transfer or lease by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article VI. If the issuer of securities deliverable upon conversion of Notes is an affiliate of the surviving, transferee or lessee corporation, that issuer shall join in the supplemental indenture. The successor Company shall mail to each Noteholder a notice briefly describing the supplemental indenture.

          If this Section applies to a particular event, (i) Section
6.6 shall not apply to such event and (ii) the surviving, transferee or lessee corporation shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the principal of, Redemption Price or Repurchase Price, if applicable, and premium, if any, and interest on the Notes.


                            ARTICLE VII

           REPURCHASE OF SECURITIES AT THE OPTION OF THE
                 HOLDERS UPON A FUNDAMENTAL CHANGE

          Section 7.1.  Repurchase upon a Fundamental Change.   The
Company covenants and agrees that, subject to the provisions of
Section 2.4 (E) and Article VIII hereof, in the event that there occurs a Fundamental Change, each holder will have the right, at such holder's option, to require the Company to repurchase all, or any portion that is an integral multiple of $1,000, of such holder's Notes on the Repurchase Date selected as provided below at a repurchase price (the "Repurchase Price") equal to the principal amount of such Notes plus accrued and unpaid interest to the Repurchase Date; provided, that the failure of the Company to repurchase Notes as a result of the application of Article VIII hereof or the failure of the Required Lenders to have consented to the repurchase shall nevertheless constitute an Event of Default hereunder.

          Section 7.2. Notices, Etc. Unless the Company shall have theretofore called for redemption all the outstanding Notes on or before the 30th day after the occurrence of a Fundamental Change, the Company shall deliver to the Trustee, and the Company shall, or, if so requested by the Company upon ten days prior written notice, the Trustee shall, in the name of the Company and at the Company's expense, mail to each holder at such holder's address appearing in the Notes register a written notice (the "Company Notice") describing the occurrence of the Fundamental Change and of the repurchase right set forth herein arising as a result thereof, as well as stating the final date by which the Notes must be surrendered for repurchase, the last day on which an election to require repurchase must be revoked, the Conversion Price then in effect, the Repurchase Date, the Repurchase Price and the procedure which the holder must follow to elect repurchase.

          No failure of the Company to give the foregoing notices or defect therein shall limit any holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

          Section 7.3.  Exercising Repurchase Right.

          (A) To elect repurchase of any Notes or portion thereof, the holder will be required to surrender, on or before the Final Surrender Date (as defined below), at any place where principal is payable, such Note duly endorsed or assigned to the Company or in blank, together with written notice of the holder's election to have the Company repurchase all or any $1,000 portion of such Note speci-fied in such notice. Election of repurchase by a holder shall be revocable at any time prior to the Final Surrender Date by delivering written notice to that effect to the Trustee. "Final Surrender Date" shall mean the date which is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Company Notice. "Repurchase Date" shall mean the date selected by the Company for the repurchase of the Notes that is not less than 10 and not more than 30 days after the Final Surrender Date.

          (B) In the event a repurchase right shall be exercised in accordance with the terms hereof, subject to the provisions of
Article VIII hereof, the Company shall pay or cause to be paid the Repurchase Price in cash to the holder on the Repurchase Date; provided, however, that installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the holders of such Notes, registered as such at the close of business on the relevant record date specified in the Notes according to the terms and provisions of Article II.

          (C) If any Note surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount which is payable at maturity shall, until the Repurchase Price (as calculated at the date of payment) is paid, continue to bear interest from the Repurchase Date at the rate borne by the Note and each such Note shall continue to remain convertible into Common Stock until said Repurchase Price shall have been paid to the holder or duly provided for by deposit with the Paying Agent in immediately available funds without restriction.

          (D) Any Note which is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by the holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the holder without service charge, a new Note or Notes, of any Authorized Denomination as requested by such holder in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Note so surrendered.

          Section 7.4.  Certain Definitions.  For purposes of this
Article VII the term "Fundamental Change" shall mean any of the following:

               (a) an event or series of events occurs by which any Person or Group of Persons shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise (which shall not include an Allowed Transaction, as defined in Section 7.4(c) hereof, other than an Allowed Transaction described in Section 7.4(c)(w) hereunder), have become the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the Voting Shares entitled to exercise more than 50% of the total voting power of all outstanding Voting Shares (including any Voting Shares that are not then outstanding of which such Person or Group of Persons is deemed the beneficial owner); or

               (b) the direct or indirect sale, lease, exchange or other transfer to any Person or Group of Persons of all or substantially all of the assets of the Company (which shall not include (i) a transaction the primary purpose of which is to provide financing for the Company's operations so long as such transaction is otherwise permitted by and complies with the terms of this Indenture, or (ii) any sale or transfer by the Company of all or substantially all of its assets to one or more of its wholly-owned subsidiaries, in any one transaction or a series of transactions); or

               (c) any consolidation of the Company with, or merger of the Company into, any other Person or any merger of another Person into the Company (other than (w) a consolidation or merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock other than Shares of Common Stock owned by either of the parties to the consolidation or merger, (x) a merger which is effected solely to change the jurisdiction of incorporation of the Company, (y) any consolidation with or merger of the Company into a wholly-owned subsidiary of the Company in which the stockholders of the Company hold all of the outstanding shares of the surviving corporation in the same proportion as immediately prior to the merger or consolidation, or (z) a consolidation or merger in which the stockholders of the Company hold more than a majority of the combined voting power of the then outstanding Voting Shares of the Person surviving such transaction, provided, in any such case, that the resulting corporation or each such subsidiary assumes or guarantees the Company's obligations under the Notes and the Consolidated Net Worth of the surviving or acquiring corporation in any such consolidation, merger or sale of assets immediately after the consummation of any such transaction equals or exceeds the Consolidated Net Worth of the Company immediately prior to such transaction (each case set forth in (w), (x), (y) and (z), an "Allowed Transaction")); or

               (d)  the liquidation or dissolution of the Company;
          or

               (e) the purchase or other acquisition by the Company, directly or indirectly, of beneficial ownership of Voting Shares if such purchase or acquisition would result in a violation or default that has not been waived under any agreement, instrument or document evidencing any Senior Indebtedness to which the Company is a party, whether as primary obligor, guarantor or otherwise which would entitle the holders of any Senior Indebtedness to accelerate or otherwise require the payment of amounts owed under any such Senior Indebtedness; or

               (f) the making of a Restricted Payment not otherwise permitted pursuant to Section 4.11 hereof; or

               (g) any Person shall succeed in having a sufficient number of his or its nominees elected to the Board of Directors of the Company such that such nominees so elected (whether new or continuing as directors) shall constitute a majority of the Board of Directors of the Company, provided that such nominees are originally proposed for election either (i) in opposition to those nominees proposed for election by the Board of Directors of the Company or (ii) without being nominated by the Board of Directors of the Company.


                           ARTICLE VIII

                           SUBORDINATION

          Section 8.1. Subordination Provisions. Notwithstanding any other provision of this Indenture or the Notes to the contrary, any Distribution with respect to the Notes is and shall be expressly junior and subordinated in right of payment, to the extent and in the manner set forth in this Article VIII, to all amounts due and owing upon all Senior Indebtedness outstanding from time to time.

          Section 8.2 Payments. The Company shall make no Distribution on the Notes until such time as the Senior Indebtedness shall have been paid in full in cash and the Loan Agreement shall have been irrevocably terminated; provided, however, that so long as the Trustee has not received a written notice from the Agent or any Senior Lender (or any agent, trustee or representative acting on its behalf) stating that a Senior Event of Default has occurred and is continuing and specifying the nature thereof (any such notice, a "Senior Default Notice"), the Company may pay and the Noteholders may receive payments of principal of, or Redemption Price, if applicable, Repurchase Price, if applicable, premium, if any, and interest on the Notes; provided, however, that if the Trustee receives a Senior Default Notice within five (5) business days following an Interest Payment Date or payment of principal of the Notes specifying that a Senior Event of Default occurred prior to or on such Interest Payment Date or date of payment of principal and such Senior Event of Default is continuing as of the date of such notice, then the Noteholders shall be obligated to remit such payments to the Agent for the ratable benefit of the Senior Lenders as provided in Section 8.5(C) hereof.

          Following the Trustee's receipt of a Senior Default
Notice, (i) the Company shall make no Distribution on the Notes, and
(ii) no Noteholder shall be entitled to receive or retain such Distribution in respect of the Notes; provided that, notwithstanding the foregoing restriction, the Company may pay and the holders of the Notes shall be entitled to receive and retain any principal or interest payment which shall have become due and payable (on a non-accelerated basis) on the earliest to occur of (x) the date on which the Trustee receives a written notice from the Agent or any Senior Lender (or any agent, trustee or other representative acting on its behalf) stating that all such Senior Events of Default have been cured or waived or the benefits of this sentence have been waived by or on behalf of the holders of the Senior Indebtedness or (y) payment in full in cash of all Senior Indebtedness and the irrevocable termination of the Loan Agreement.

          Section 8.3. Limitation on Acceleration. During any period described in Section 8.2 hereof in which a Distribution is not permitted to be made on the Notes (any such period, a "Non-Payment Period"), neither the Trustee nor the Noteholders shall be entitled to accelerate the maturity of the Notes or commence any other action or proceeding to recover any amounts due or to become due with respect to the Notes, provided, however, the foregoing limitation on acceleration or exercise of any remedy shall not be applicable following the earliest to occur of (w) the Senior Indebtedness being paid in full and the Loan Agreement irrevocably terminated; (x) an Event (as to which Section 8.4 shall apply), (y) the acceleration of the Senior Indebtedness or, after maturity (as the same may be extended) of the Senior Indebtedness, the exercise of any remedy by the Senior Lenders pursuant to, or to otherwise enforce, the Loan Agreement, excluding imposition of a default rate of interest or (z) the later to occur of (i) February 13, 1998, or (ii) the date 270 days following the Trustee's receipt of a Senior Default Notice other than a Senior Default Notice relating to a default in payment of any Obligation with respect to the Senior Indebtedness, in which case this clause (z) shall have no force or effect; provided further, however, that the foregoing limitation on exercise of any remedy shall not restrict or limit the Trustee or the Noteholders from commencing an action or proceeding against the Company or any Subsidiary seeking only equitable relief as to the enforcement of the Company's covenants or other agreements hereunder.

          Section 8.4. Prior Payment of Senior Indebtedness in Bankruptcy, etc. In the event of any insolvency or bankruptcy proceedings relative to the Company or its property, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or distribution or marshaling of its assets or any composition with creditors of the Company, whether or not involving insolvency or bankruptcy, or if the Company shall cease its operations, call a meeting of its creditors or no longer do business as a going concern (each individually or collectively, an "Event"), then all Senior Indebtedness shall be indefeasibly paid in full and satisfied in cash before any Distribution shall be made on account of the Notes. Any such Distribution which would, but for the provisions hereof, be payable or deliverable in respect of the Notes shall be paid or delivered directly to the Agent for the ratable benefit of the Senior Lenders, until all amounts owing upon the Senior Indebtedness shall have been indefeasibly paid in full in cash.

          Section 8.5.   Trustee to Effect Subordination.

          (A) Each Noteholder by such holder's acceptance hereof and its Notes(s) authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such holder's attorney-in-fact with full power to act in such holder's place and stead for any and all such purposes, including the right to make, present and file proofs of claim against the Company on account of all or any part of the Notes in a proceeding referred to in Section 8.4 or upon the happening of any Event and to receive and collect any and all payments with respect to the Notes or other payments thereon and to apply same on account of the Senior Indebtedness as contemplated in this Article.

          (B) If the Trustee fails or omits to take any action required or permitted to be taken pursuant to Section 8.5(A) hereof, each Noteholder, by such holder's acceptance hereof and its Note(s) authorizes and directs the Agent on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Agent such holder's attorney-in-fact with full power to act in such holder's place and stead for any and all such purposes, including the right to make, present and file proofs of claim against the Company on account of all or any part of the Notes in a proceeding referred to in Section 8.4 or upon the happening of any Event and to receive and collect any and all payments with respect to the Notes or other payments thereon and to apply same on account of the Senior Indebtedness as contemplated in this Article.

          (C) Should any Distribution or the proceeds thereof in respect of the Notes be collected or received by the Trustee or any Noteholder at a time when such Noteholder is not permitted to receive any such Distribution or proceeds thereof, then the Trustee or such Noteholder, as the case may be, will forthwith deliver, or cause to be delivered, the same to the Agent for the ratable benefit of the Senior Lenders in precisely the form held by the Trustee or such Noteholder (except for any necessary endorsement) and until so delivered, the same shall be held in trust by the Trustee or such Noteholder, as the case may be, as the property of the Senior Lenders.

          Section 8.6.   Subrogation.

          (A) Subject to the prior payment in full in cash of the Senior Indebtedness and the irrevocable termination of the Loan Agreement, to the extent that Senior Lenders have received any Distribution on the Senior Indebtedness which, but for this Article would have been applied to the Notes, the Trustee and the Noteholders shall be subrogated to the then or thereafter rights of the Senior Lenders including, without limitation, the right to receive any Distribution on the Senior Indebtedness until the principal of, interest on and other charges due under the Notes shall be paid in full; and, for the purposes of such subrogation, no Distribution to the Senior Lenders to which the Noteholders would be entitled except for the provisions of this Article shall, as between the Company, its creditors (other than the Senior Lenders) and the Noteholders be deemed to be a Distribution by the Company to or on account of the Senior Indebtedness, it being understood that the provisions hereof are intended solely for the purpose of defining the relative rights of the Noteholders on the one hand, and the Senior Lenders on the other hand.

          (B) Nothing in this Indenture shall impair, between the Company and the Noteholders, the unconditional and absolute obligation of the Company to punctually pay the principal, interest and other amounts and obligations owing under this Indenture, the Notes and the other Subordinated Lending Agreements in accordance with the terms hereof and thereof, subject to the rights of the Senior Lenders under this Article.

          Section 8.7. Notice to the Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article. Regardless of anything to the contrary contained in this Article or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Event of Default (or of any other facts which would prohibit the making of any payment to or by the Trustee) unless and until the Trustee shall have received notice in writing at its corporate trust office to that effect signed by an officer of the Company, the Agent or by any Senior Lender (or any agent, trustee or other representative acting on its behalf); and prior to the receipt of any such written notice, the Trustee shall be entitled to assume that no such facts exist; provided, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms of this Indenture any monies shall become payable for any purpose (including, without limitation the payment of the principal of, Redemption Price, Repurchase Price, premium, if any, or interest on any Note), then, regardless of anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Nothing contained in this Section
8.7 shall limit the right of the Senior Lenders to recover payments as contemplated herein. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be the Agent or a Senior Lender (or an agent, trustee, or other representative of such Senior Lender) to establish that such notice has been given by the Agent or such Senior Lender (or an agent, trustee or other representative of any such Senior Lender).

          In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a Senior Lender to participate in any payment or Distribution pursuant to this Article, the Trustee may request that such Person furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or Distribution and any other facts pertinent to the rights of such Person under this Article, and if any such evidence is not furnished, then the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

          Section 8.8. Reliance on Judicial Order or Certificate of Liquidating Agent. Subject to the provisions of this Article, upon any payment or Distribution of assets or securities of the Company referred to in this Article, the Trustee shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or Distribution, delivered to the Trustee for the purpose of ascertaining the Persons entitled to participate in such Distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article. Nothing in this Section, however, shall limit or alter any rights or remedies of the Senior Lenders under this Article.

          Section 8.9. Trustee's Relation to Senior Indebtedness. The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

          Section 8.10.  Miscellaneous.

          (A) The rights of the Senior Lenders to enforce the provisions of this Article shall not be prejudiced or impaired by any act or omitted act of the Company, the Trustee or any Senior Lender, including forbearance, waiver, consent, compromise, amendment, extension, renewal or taking or release of the security in respect of any Senior Indebtedness or noncompliance with such provisions, regardless of the actual or imputed knowledge of the Company, the Trustee or any Senior Lender.

          (B) This Article shall continue in full force and effect after the filing of any petition by or against the Company under the United States Bankruptcy Code and all converted or succeeding cases in respect thereof. All references herein to the Company shall be deemed to apply to the Company as debtor-in-possession and to a trustee for the Company.

          (C) So long as the Loan Agreement remains in effect, neither the Company nor the Trustee shall enter into any amendment or modification of this Indenture or any other Subordinated Lending Agreement which (i) without the prior written consent of the Required Lenders, increases the aggregate principal amount of the Notes to greater than $5,000,000 or increases the interest rate on or shortens or reduces the time for payment (including, without limitation, a provision for mandatory redemption), of any amount on account of the Notes or modifies the provisions of Section 2.4(E) hereof or adds to or modifies to make more restrictive the Events of Default or covenants of the Company hereunder or (ii) without the prior written consent of each Senior Lender affected thereby, adversely affects the rights of any holder of Senior Indebtedness at the time outstanding to the benefits of the subordination affected by this Article.

          (D) Nothing contained in this Article or elsewhere in this Indenture shall in any manner limit or restrict the ability of the Agent or the Senior Lenders from increasing or changing the terms of the Loan Agreement or the Senior Indebtedness or to otherwise waive, amend or modify the terms and conditions of the Loan Agreement or the Senior Indebtedness, in such manner as the Agent or such Senior Lenders and the Company determine. Each Noteholder, by its acceptance hereof and of its Notes(s), hereby consents to any and all such waivers, amendments, modifications and compromises, and any other renewals, extensions, indulgences, releases of collateral or other accommodations granted by the Agent or the Senior Lenders to the Company from time to time, and agrees that none of such actions shall in any manner affect or impair the subordination established by this Article in respect of the Notes.

          (E) This Article shall be a continuing agreement, shall be binding upon and shall inure to the benefit of holders of the Senior Indebtedness from time to time and their respective successors and assigns, shall be irrevocable without the consent of the Senior Lenders as provided herein and shall remain in full force and effect until the Senior Indebtedness shall have been satisfied or paid in full in cash and the Loan Agreement shall have been irrevocably terminated, but shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid by or on behalf of the Company with regard to the Senior Indebtedness is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization or the Company, or upon or as a result of the appointment of a receiver, intervenor or conservator, or any trustee, custodian or similar officer, for the Company or any of its property.

          (F) The failure to make a payment pursuant to the Notes by reason of any provision of this Article shall not prevent the occurrence of an Event of Default. Subject to Section 8.3, nothing in this Article shall have any effect on the right of the Noteholders or the Trustee to accelerate the maturity of the Notes or pursue any other remedy with respect thereto.


                            ARTICLE IX

                REMEDIES OF TRUSTEE AND NOTEHOLDERS

          Section 9.1.   Events of Default; Acceleration of Due
Dates.

          (A) Each of the following events is hereby defined as and shall constitute an "Event of Default":

               (1) Failure to duly and punctually pay the interest on any Note when the same shall become due and payable and the continuance of such failure for a period of thirty (30) days;

               (2) Failure to duly and punctually pay the principal or Redemption Price (including premium, if any) or Repurchase Price of any Note when the same shall become due and payable, whether at the stated maturity thereof or upon proceedings for redemption thereof or otherwise;

               (3) Failure of the Company to observe or perform any covenant, condition or agreement in the Notes or hereunder on its part to be performed (except as set forth in Section 9.1(A) (1) or (2) hereof) and (a) the continuance of such failure for a period of sixty (60) days after written notice of default given to the Company and the Agent by the Trustee or by the holders of not less than fifty percent (50%) in aggregate principal amount of the Notes then Outstanding, or (b) if by reason of the nature of such failure the same cannot be remedied within the said sixty (60) days, the Company fails to proceed with diligence after receipt of such notice to cure the same or fails to continue with reasonable diligence its efforts to cure the same;

               (4) The Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

               (5) An involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary or seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days;

               (6) There shall be a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any Significant Subsidiary, which default shall have resulted in the acceleration (which acceleration has not been rescinded or annulled) of such Indebtedness prior to its stated final maturity and the principal amount of such Indebtedness exceeds an aggregate of $3,000,000, or the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been accelerated (which acceleration has not been rescinded or annulled), exceeds an aggregate of $3,000,000; or

               (7) There shall be judgments against the Company or any of its Significant Subsidiaries not covered by insurance aggregating (for the Company and all Significant Subsidiaries in the aggregate) in excess of $1,000,000 at any time and (a) such judgments are not stayed, vacated, bonded or discharged within 60 days after their entry or (b) an enforcement proceeding shall have been commenced (and not discharged, stayed or settled) by any creditor upon any such judgments.

          (B) Subject to the provisions of Article VIII hereof, upon the happening and continuance of any Event of Default specified in Section 9.1(A) hereof, unless the principal of all the Notes shall have already become due and payable, either (i) the Trustee may, or upon direction of not less than one-third (33.33%) in principal amount of the Notes then Outstanding shall, (by notice in writing to the Company) or (ii) the holders of not less than one-third (33.33%) in principal amount of the Notes then Outstanding (by notice in writing to the Company and the Trustee) may declare the principal of all the Notes then Outstanding, and the interest accrued thereon, to be due and payable immediately, and upon such declaration the same shall become and be immediately due and payable; provided that in the case of an Event of Default referred to in Section 9.1(4) or 9.1(5) the Notes and all other amounts due hereunder shall become immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, which are hereby expressly waived by the Company. If a notice pursuant to this Section 9.1(B) should be given or sent, then, for all purposes under this Indenture, the Company and the Trustee shall be deemed to have received a Senior Default Notice simultaneously with the giving or sending of that notice hereunder.

          (C) The right of the Trustee or of the holders of not less than one-third (33.33%) in principal amount of the Notes to make any declaration authorized under Section 9.1(B) hereof with respect to any failure under Section 9.1(A) (1) or 9.1(A) (2) hereof, however, is subject to the condition that if, at any time before such declaration, all overdue installments of interest upon the Notes together with the reasonable and proper charges, expenses and liabilities of the Trustee, shall either be paid by or for account of the Company or provision satisfactory to the Trustee shall be made for such payment, then in every such case any such default and its consequences shall ipso facto be deemed to be annulled, but no such annulment shall extend to or affect any subsequent default or impair or exhaust any right or power consequent thereon.

          Section 9.2.   Enforcement of Remedies.

          (A) Upon the happening and continuance of any Event of Default, then and in every case the Trustee may proceed, and upon the written request of the holders of more than fifty percent (50%) in principal amount of Notes Outstanding shall proceed, subject in each case to the provisions of Article VIII hereof, to protect and enforce its rights and the rights of the Noteholders under the Notes and this Indenture, and under any agreement executed in connection with the foregoing, forthwith by such suits, actions or special proceedings in equity or at law, whether for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power granted therein or for the enforcement of any legal or equitable rights or remedies as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce such rights or to perform any of its duties under this Indenture.

          (B) In the enforcement of any right or remedy under this Indenture the Trustee, subject to the provisions of Article VIII hereof, shall be entitled to sue for, enforce payment on and receive any or all amounts then or during any Event of Default becoming due, and at any time remaining unpaid, from the Company for principal, Redemption Price, Repurchase Price, interest or otherwise under any of the provisions of this Indenture or of the Notes, with interest on overdue payments at the applicable rate or rates of interest specified in the Notes, together with any and all costs and expenses of collection and of all proceedings under this Indenture and under the Notes, without prejudice to any other right or remedy of the Trustee or of the Noteholders, and to recover and enforce any judgment or decree against the Company, for any portion of such amounts remaining unpaid, with interest, costs, and expenses, and to collect in any manner provided by law, the moneys adjudged or decreed to be payable.

          Section 9.3.   Application of Money After Default.

          (A) All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article, after payment of the costs and expenses of the Trustee of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee and of all other amounts owing to the Trustee, shall be applied as follows:

               (1) Unless the principal of all of the Notes shall have become due and payable:

          FIRST To the payment to the Persons entitled thereto of all installments of interest then due on the Notes, in the order of the maturity of the installments of such interest and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment ratably, according to the amounts due on such installment, to the Persons entitled thereto, without any discrimination or preference; and

          SECOND To the payment to the Persons entitled thereto of the unpaid principal, Repurchase Price, if applicable, or Redemption Price, if applicable, of any of the Notes or principal installments which shall have become due (other than Notes called for redemption for the payment of which moneys are held pursuant to the provisions of this Indenture) from the respective dates upon which they become due and, if the amount available shall not be sufficient to pay in full Notes or principal installments due on any particular date, then to the payment ratably, according to the amount of principal due on such date, to the Persons entitled thereto without any discrimination or preference.

               (2) If the principal of all the Notes shall have become or have been declared due and payable, to the payment of the principal and interest (at the rate or rates expressed thereon) then due and unpaid upon the Notes without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably, according to the amounts due respectively for principal and interest, to the Persons entitled thereto without any discrimination or preference.

               (3) If the principal of all the Notes shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of Section 9.3(A)(2) hereof which shall be applicable in the event that the principal of all the Notes shall later become due and payable, the moneys shall be applied in accordance with the provisions of Section 9.3(A)(1) hereof.

          (B) Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date upon which such application shall be made and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the holder of any Notes until such Notes shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

          (C) Whenever all Notes and interest thereon and all other amounts due under this Indenture and the Notes have been paid under the provisions of this Section and all expenses and charges of the Trustee and the Paying Agent have been paid, any balance remaining shall be paid to the Company.

          Section 9.4. Actions by Trustee. All rights of action under this Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relating thereto and any such suit or proceedings instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any holders of the Notes, and any recovery of judgment, subject to the provisions of Article VIII and Section 9.3 hereof, shall be for the benefit of the holders of the Outstanding Notes.

          Section 9.5. Majority Noteholders Control Proceedings. The holders of a majority in aggregate principal amount of Notes then Outstanding shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture, or for any other proceedings hereunder; but such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture.

          Section 9.6. Individual Noteholder Action Restricted. Unless otherwise expressly provided in this Indenture, no holder of the Notes shall have any right to institute any suit, action or proceeding at law or in equity for the enforcement of any provision of this Indenture or the Notes or for any remedy under this Indenture, unless (i) such holder shall have previously given to the Trustee written notice of the happening and continuation of an Event of Default, as provided in this Article, (ii) the holders of not less than one-third (33.33%) in principal amount of the Notes then Outstanding shall have filed a written request with the Trustee, and shall have offered it reasonable opportunity, to exercise the powers granted in this Indenture to institute such action, suit or proceeding in its own name, (iii) such holders shall have offered to the Trustee adequate security and indemnity against the costs, expenses and liabilities to be incurred therein or thereby, and (iv) the Trustee shall have refused to comply with such request for a period of sixty days after receipt by it of such notice, request and offer of indemnity, it being understood and intended that no holder of any Note shall have any right in any manner whatever by his or their action to enforce any right under this Indenture except in the manner herein provided, but subject to the provisions of Article VIII hereof; and that all proceedings at law or in equity to enforce any provision of this Indenture shall be instituted, had and maintained for the equal benefit of all holders of the Outstanding Notes.

          Section 9.7.   Effect of Discontinuance of Proceedings.
In case any proceeding taken by the Trustee on account of any Event of Default shall have been dismissed, discontinued or abandoned for any reason, or shall have been determined adversely, then and in every such case the Company, the Trustee and the Noteholders shall be restored, respectively, to their former positions and rights hereunder, and all rights, remedies, powers and duties of the Trustee shall continue as though no such proceedings had been taken.

          Section 9.8. Remedies Not Exclusive. No remedy by the terms of this Indenture conferred upon or reserved to the Trustee or to the holders of the Notes is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

          Section 9.9. Delay or Omission Upon Default. No delay or omission of the Trustee or of the holder of any Note to exercise any right or power arising upon any Event of Default shall impair any right or power or shall be construed to be a waiver of any such Event of Default or any acquiescence therein; and, subject to
Section 9.6, every power and remedy given by this Article to the Trustee and the holder of any Note may be exercised from time to time and as often as may be deemed expedient by the Trustee or by the Noteholders.

          Section 9.10. Notice of Default. The Trustee shall promptly mail to each Noteholder, the Company and the Agent written notice of the occurrence of any Event of Default of which a trust officer in its corporate trust administration department has actual knowledge. The Trustee shall not, however, be subject to any liability to any Noteholder or any Senior Lender by reason of its failure to mail any notice required by this Section.

          Section 9.11. Waivers of Default. The Trustee shall waive any Event of Default hereunder and its consequences upon the written request of the holders of more than fifty percent (50%) in aggregate principal amount of the Notes then Outstanding; except that there shall not be waived without the consent of the holders of all the Notes then Outstanding (a) any default in the payment of the principal of any Outstanding Notes at the date of maturity specified therein or (b) any default in the payment when due of the interest on any such Notes unless, prior to or contemporaneously with such waiver, all arrears of interest, with interest (to the extent permitted by law) at the rate borne by the Notes on overdue installments of interest in respect of which such default shall have occurred, or all arrears of payments of principal when due, as the case may be, and all expenses of the Trustee in connection with such Event of Default shall have been paid or provided for. In the case of any such waiver, then and in every such case the Company, the Trustee and the Noteholders shall be restored to their former positions and rights hereunder respectively and any Event of Default so waived shall be deemed to have been cured and not to have occurred for all purposes of this Indenture, but no such waiver shall extend to any subsequent or other Event of Default, or impair any right consequent thereon.

          Section 9.12. Collection Suit by Trustee. If an Event of Default specified in Section 9.1(A)(1) or (2) occurs and is continuing, subject to Article VIII hereof, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal, premium, if any, and interest remaining unpaid together with interest on overdue principal and premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum then applicable to the Notes.

          Section 9.13. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceeding relative to the Company, its creditors or its property.

          Nothing contained in this Indenture or in the Notes shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.


                             ARTICLE X

                     TRUSTEE AND PAYING AGENTS

          Section 10.1.  Appointment and Acceptance of Duties.

          (A) Shawmut Bank Connecticut, National Association is hereby appointed as Trustee. The Trustee shall signify its acceptances of the duties and obligations of the Trustee by executing this Indenture.

          (B) The Trustee is hereby appointed as Paying Agent for the Notes. The Company may also from time to time appoint one or more other Paying Agents in the manner and subject to the conditions set forth in Section 10.12 hereof for the appointment of a successor Paying Agent. Each Paying Agent shall signify its acceptance of the duties and obligations imposed upon it by this Indenture by executing and delivering to the Company and to the Trustee a written acceptance thereof. The principal offices of the Paying Agents are designated as the respective offices of the Company for the payment of the principal, Redemption Price or Repurchase Price, if applicable, premium, if any, and the interest on the Notes.

          Section 10.2. Indemnity. The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Indenture, or to enter any appearance in or in any way defend any suit in which it may be made defendant, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder, until it shall be indemnified to its satisfaction against any and all reasonable costs and expenses, outlays, and counsel fees and other disbursements, and against all liability not due to its willful misconduct, gross negligence or bad faith.

          Section 10.3.  Responsibilities of Trustee.

          (A) The Trustee shall have no responsibility in respect of the validity or sufficiency of this Indenture or the due execution hereof by the Company, or in respect of the validity of any Notes authenticated and delivered by the Trustee in accordance with this Indenture or any other document or instrument whatsoever. The recitals, statements and representations contained herein and in the Notes shall be taken and construed as made by and on the part of the Company and not by the Trustee, and it does not assume any responsibility for the correctness of the same; except that the Trustee shall be responsible for its representation contained in its certificate on the Notes.

          (B) The Trustee shall not be liable or responsible because of the failure of the Company to perform any act required of it by this Indenture or because of the loss of any moneys arising through the insolvency or the act or default or omission of any depositary other than itself in which such moneys shall have been deposited. The Trustee shall not be responsible for any moneys deposited with it and paid out, invested, withdrawn or transferred in accordance herewith or for any loss resulting from any such investment. The Trustee shall not be liable in connection with the performance of its duties hereunder except for its own willful misconduct, gross negligence or bad faith. The immunities and exemptions from liability of the Trustee shall extend to its directors, officers, employees and agents.

          (C) The Trustee, prior to the occurrence of an Event of Default, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred and is continuing (and not waived), the Trustee shall exercise such of the rights and powers vested in it hereby and use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs, but the Trustee shall not be liable for any action taken or not taken except for willful misconduct, gross negligence or bad faith.

          Section 10.4.  Compensation.  The Company agrees:

          (A) To pay to the Trustee from time to time reasonable compensation for all services rendered hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (B) Except as otherwise expressly provided herein, to reimburse the Trustee upon its request for reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith; and

          (C) To indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability arising out of or in connection with the exercise or performance of any of its powers or duties hereunder.


          Section 10.5.  Evidence on which Trustee May Act.

          (A) In case at any time it shall be necessary or desirable for the Trustee to make any investigation concerning any fact preparatory to taking or not taking any action, or doing or not doing anything, as such Trustee, and in any case in which this Indenture provides for permitting or taking any action, the Trustee may rely upon any certificate required or permitted to be filed with it under the provisions hereof, and any such certificate shall be evidence of such fact or protect it in any action that it may or may not take, or in respect of anything it may or may not do, in good faith, by reason of the supposed existence of such fact.

          (B) The Trustee shall be protected and shall incur no liability in acting or proceeding, or in not acting or not proceeding, under this Indenture upon any resolution, order, notice, request, consent, waiver, certificate, statement, affidavit, requisition, bond or other paper or document which it shall believe to be genuine and to have been adopted or signed by the proper board or person, or to have been prepared and furnished pursuant to any of the provisions of this Indenture or upon the written opinion of any attorney (who may be an attorney for the Company) or accountant believed by the Trustee to be qualified in relation to the subject matter, except for action taken or not taken due to willful misconduct, gross negligence or bad faith.

          Section 10.6. Evidence of Signatures of Noteholders and Ownership of Notes.

          (A) Any request, consent, revocation of consent or other instrument which this Indenture may require or permit to be signed and executed by the Noteholders may be in one or more instruments of similar tenor, and shall be signed or executed by such Noteholders in person or by their attorneys appointed in writing. Proof of (i) the execution of any such instrument, or of any instrument appointing any such attorney, or (ii) the holding by any person of the Notes shall be sufficient for any purpose of this Indenture (except as otherwise herein expressly provided) if made in the following manner, or in any other manner satisfactory to the Trustee, which may nevertheless in its discretion require further or other proof in cases where it deems the same desirable:

          (1) The fact and date of the execution by any Noteholder or his attorney of such instruments may be proved by a guarantee of the signature thereon by an officer of a bank or trust company or by the certificate of any notary public or other officer authorized to take acknowledgments of deeds, that the person signing such request or other instrument acknowledged to him the execution thereof, or by an affidavit of a witness of such execution, duly sworn to before such notary public or other officer. Where such execution is by an officer of a corporation or a member of an association or partnership, on behalf of such corporation, association or partnership, such signature guarantee, certificate or affidavit shall be accompanied by sufficient proof of his authority.

          (2) The ownership of registered Notes and the amount, numbers and other identification, and date of holding the same shall be proved by the registry books.

          (B) Except as otherwise provided in Section 12.3 hereof with respect to revocation of a consent, any request or consent by the holder of any Note shall bind all future holders of such Note in respect of anything done or suffered to be done by the Company or the Trustee or any Paying Agent in accordance therewith.

          Section 10.7. Trustee and Paying Agent May Deal in Notes and With Company. Any national banking association, bank or trust company acting as a Trustee, or Paying Agent, and its directors, officers, employees or agents, may in good faith buy, sell, own, hold and deal in any of the Notes and may join in any action which any Noteholder may be entitled to take and may otherwise deal with the Company with like effect as if such association, bank or trust company were not such Trustee or Paying Agent.

          Section 10.8. Non-presentment of Notes. In the event any Note shall not be presented for payment when the principal thereof becomes due, either at maturity or at the date fixed for redemption thereof, or otherwise, and funds sufficient to pay any such Note shall have been made available to the Trustee for the benefit of the holder or holders thereof, all liability of the Company to the holder thereof for the payment of such Note shall forthwith cease, terminate and be completely discharged, and thereupon it shall be the duty of the Trustee to pay such funds to the person or persons entitled thereto in the case of a fully registered bond or if the person is not known to the Trustee, to hold such funds, without liability for interest thereon, for the benefit of the holder of such Note, who shall thereafter be restricted exclusively to such funds, for any claim of whatever nature on his part under this Indenture or on, or with respect to, such Note. Funds remaining with the Trustee as above and unclaimed for six years shall be, subject to applicable escheat laws, paid to the Company. After the payment of such unclaimed moneys to the Company, the holder of such Note shall thereafter look only to the Company for the payment thereof, and all liability of the Trustee or the Paying Agent with respect to such moneys shall thereupon cease.

          Section 10.9. Moneys to be Held in Trust. All moneys required to be deposited with or paid to the Trustee under any provision of this Indenture and all investments made therewith shall be held by the Trustee in trust, and while held by the Trustee constitute part of the trust estate.

          Section 10.10. Resignation or Removal of Trustee.

          (A) The Trustee may resign and thereby become discharged from the trusts created under this Indenture by notice in writing given to the Company and by notice mailed, postage prepaid, to the Noteholders not less than sixty days before such resignation is to take effect, but such resignation shall take effect only upon the appointment of and acceptance of the Trust hereby created by a successor Trustee, pursuant to Section 10.11 hereof.

          (B) The Trustee may be removed at any time by an instrument or concurrent instruments in writing, filed with the Trustee and signed by the holders of more than fifty percent (50%) in principal amount of the Notes then Outstanding or their attorneys-in-fact duly authorized. The Trustee shall promptly give notice of such filing to the Company.

          Section 10.11. Successor Trustee.

          (A) If at any time the Trustee shall resign, or shall be removed, be dissolved or otherwise become incapable of acting or shall be adjudged a bankrupt or insolvent, or if a receiver, liquidator or conservator thereof, or of its property, shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs, the position of Trustee shall thereupon become vacant. If the position of Trustee shall become vacant for any of the foregoing reasons or for any other reason, the Company shall appoint a successor Trustee within thirty days to fill such vacancy. Within twenty days after such appointment, the Company shall cause notice of such appointment to be mailed, postage prepaid, to all Noteholders.

          (B) At any time within one year after such vacancy shall have occurred, the holders of more than fifty (50%) in principal amount of the Notes then Outstanding, by an instrument or concurrent instruments in writing, signed by such Noteholders or their attorneys-in-fact thereunto duly authorized and filed with the Company, may appoint a successor Trustee, which shall, immediately and without further act, supersede any Trustee theretofore appointed. If no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section, the holder of any Note then Outstanding or any retiring Trustee may apply to any court of competent jurisdiction to appoint a successor Trustee.
Such court may thereupon, after such notice, if any, as such court may deem proper and prescribe, appoint a successor Trustee.

          (C) Any Trustee appointed under this Section shall be a national banking association or a bank or trust company duly organized under the laws of the state of its organization or under the laws of the United States or any state thereof authorized to exercise corporate trust powers and authorized by law and its charter to perform all the duties imposed upon it by this Indenture. At the time of its appointment, any successor Trustee shall have a capital stock and surplus aggregating not less than $50,000,000.

          (D) Every successor Trustee shall execute, acknowledge and deliver to its predecessor, and also to the Company, an instrument in writing accepting such appointment, and thereupon such successor Trustee, without any further act, deed, or conveyance, shall become fully vested with all moneys, estates, properties, rights, immunities, powers and trusts, and subject to all the duties and obligations of its predecessor, with like effect as if originally named as such Trustee; but such predecessor shall, nevertheless, on the written request of its successor or of the Company, and upon payment of the compensation, expenses, charges and other disbursements of such predecessor which are due and payable pursuant to Section 10.4 hereof, execute and deliver an instrument transferring to such successor Trustee all the estate, properties, rights, immunities, powers and trusts of such predecessor. Any successor Trustee shall promptly notify the Paying Agent of its appointment as Trustee.

          (E) Any company into which the Trustee may be merged or converted or with which it may be consolidated or any company resulting from any merger, conversion or consolidation to which it shall be a party or any company to which the Trustee may sell or transfer all or substantially all of its corporate trust business, provided such company shall be a national banking association or a bank or trust company duly organized under the laws of the United States or any state of the United States, and shall be authorized by law and its charter to perform all the duties imposed upon it by this Indenture, shall be the successor to such Trustee without the execution or filing of any paper or the performance of any further act.

          (F) Any Trustee which resigns, is replaced or becomes incapable of acting as Trustee shall pay over, assign and deliver to its successor any moneys, funds or investments held by it and shall render an accounting to the Company.

          Section 10.12. Resignation or Removal of Paying Agent;
Successors.

          (A) The Paying Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least sixty days' prior written notice to the Company and the Trustee. The Paying Agent may be removed at any time by an instrument in writing, filed with the Paying Agent, and signed by either the Company or the Trustee. Any successor Paying Agent shall be appointed by the Company, with the approval of the Trustee, and shall be a bank or trust company duly organized under the laws of the United States or any State thereof or a national banking association, having a capital stock and surplus aggregating at least $5,000,000, and willing and able to accept the office on reasonable and customary terms and authorized by law to perform all the duties imposed upon it by this Indenture.

          (B) In the event of the resignation or removal of the Paying Agent, such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee. In the event that for any reason there shall be a vacancy in the office of the Paying Agent, the Trustee shall act as Paying Agent.


                            ARTICLE XI

                      DISCHARGE OF INDENTURE

          Section 11.1.  Termination of Company's Obligation.

          This Indenture shall cease to be of further force or effect (except that the Company's obligations under Section 10.4 and the Company's, Trustee's and Paying Agent's obligations under
Section 11.3 shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable by the Company hereunder.

          Section 11.2.  Application of Trust Money.

          The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money deposited with it pursuant to
Section 11.1. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal, Redemption Price, Repurchase Price, premium, if any, and interest on the Notes.

          Section 11.3.  Repayment to Company.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, Repurchase Price, Redemption Price, premium, if any, or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

                            ARTICLE XII

                      AMENDMENTS OF INDENTURE

          Section 12.1. Limitation on Modifications. Subject to Sections 9.11 and 8.10(C) hereof, this Indenture shall not be modified or amended in any respect except as provided in and in accordance with and subject to the provisions of this Article.

          Section 12.2.  Supplemental Indentures Without
Noteholders' Consent.

          (A) The Company may, from time to time and at any time, execute Supplemental Indentures without the consent of any Noteholders for any of the following purposes:

          (1) To cure any formal defect, omission or ambiguity in this Indenture, if such action is not adverse to the interests of the Noteholders.

          (2) To grant to or confer upon the Trustee for the benefit of the Noteholders any additional rights, remedies, powers, authority or security which may lawfully be granted or conferred and which are not contrary to or inconsistent with this Indenture as theretofore in effect.

          (3) To add to the covenants and agreements of the Company in this Indenture other covenants and agreements to be observed by the Company which are not contrary to or inconsistent with this Indenture as theretofore in effect.

          (4) To add to the limitations and restrictions in this Indenture other limitations and restrictions to be observed by the Company which are not contrary to or inconsistent with this Indenture as theretofore in effect.

          (B) Before the Company shall execute any Supplemental Indenture pursuant to this Section, there shall have been filed with the Trustee an opinion of counsel who is satisfactory to the Trustee (which counsel may be counsel to the Company) stating that such Supplemental Indenture is authorized or permitted by this Indenture and complies with its terms, and that upon execution it will be valid and binding upon the Company in accordance with its terms.

          Section 12.3.  Supplemental Indentures With Noteholders'
Consent.

          (A) Subject in all events to Sections 8.10(C) and 9.11 hereof, and except as otherwise provided in Section 12.2 or in this
Section 12.3 hereof, the holders of more than fifty percent (50%) in aggregate principal amount of the Notes then Outstanding shall have the right from time to time to consent to and approve the execution by the Company of any Supplemental Indenture as shall be deemed necessary or desirable by the Company for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained herein. Subject in all events to Sections 8.10(C) and 9.11 hereof, nothing herein contained shall permit, or be construed as permitting, (i) without the consent of the holder of any Note affected thereby, a change in the terms of redemption, repurchase or maturity of the principal of or the interest on any Outstanding Note, or a reduction in the principal amount, terms of conversion, Redemption Price or Repurchase Price of any Outstanding Note or the rate of interest thereon (except to the extent contemplated by Section 2.3 hereof), or (ii) without the consent of all of the Noteholders, (y) a preference or priority of any Note or Notes over any other Note or Notes, except as otherwise expressly provided in this Indenture, or (z) a reduction in the aggregate principal amount of the Notes required for consent to a Supplemental Indenture or to waive any default.

          (B) If at any time the Company shall determine to execute any Supplemental Indenture for any of the purposes of this Section, it shall cause notice of the proposed Supplemental Indenture to be mailed, postage prepaid, to all Noteholders and the Agent. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture, and shall state that a copy thereof is on file at the offices of the Trustee for inspection by all Noteholders.

          (C) At any time within one year after the date of such notice, the Company may execute such Supplemental Indenture in substantially the form described in such notice only if there shall have first been filed with the Company (i) the written consents of holders of not less than a majority or 100%, as the case may be, in aggregate principal amount of the Notes then Outstanding; and (ii) an opinion of counsel satisfactory to the Trustee (which counsel may be counsel for the Company) stating that such Supplemental Indenture is authorized or permitted by this Indenture and complies with its terms, and that upon execution it will be valid and binding upon the Company in accordance with its terms. Each valid consent shall be effective only if accompanied by proof of the holding, at the date of such consent, of the Notes with respect to which such consent is given. A certificate or certificates by the Trustee that it has examined such proof and that such proof is sufficient in accordance with this Indenture shall be conclusive that the consents have been given by the holders of the Notes described in such certificate or certificates. Any such consent shall be binding upon the holder of the Notes giving such consent and upon any subsequent holder of such Notes and of any Notes issued in exchange therefor (whether or not such subsequent holder thereof has notice thereof), unless such consent is revoked in writing by the holder of such Notes giving such consent or a subsequent holder thereof by filing such revocation with the Trustee prior to the execution of such Supplemental Indenture.

          (D) If the holders of not less than the percentage of Notes required by this Section shall have consented to and approved the execution of a Supplemental Indenture as herein provided, no holder of any Note shall have any right to object to the execution of such Supplemental Indenture, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Company from executing the same or from taking any action pursuant to the provisions thereof.

          (E) Upon the execution of any Supplemental Indenture pursuant to the provisions of this Section, this Indenture shall be deemed to be modified and amended in accordance therewith, and the respective rights, duties and obligations under this Indenture of the Company, the Trustee and all holders of Notes then Outstanding shall thereafter be determined, exercised and enforced under this Indenture after giving effect to all such modifications and amendments.

          Section 12.4. Supplemental Indenture Part of the Indenture. Any Supplemental Indenture executed in accordance with the provisions of this Indenture shall thereafter form a part of this Indenture and all the terms and conditions contained in any such Supplemental Indenture as to any provisions authorized to be contained therein shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes. The Trustee shall execute any Supplemental Indenture adopted in accordance with the provisions of Sections 12.2 or 12.3 hereof.


                           ARTICLE XIII

                        GENERAL PROVISIONS

          Section 13.1. Notices. Any notice, request, demand, communication or other paper shall be sufficiently given and shall be deemed given when delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile transmission (receipt confirmed), addressed as follows: if to the Company, at 2700 South Quincy, Arlington, Virginia,
Attention: Craig Fishman, Esq.; if to the Trustee, at 777 Main Street, Hartford, Connecticut, Attention: Corporate Trust Administration; and if to the Agent at One State Street, New York, New York 10004, Attention Alfred Scoyni. Any party may designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent.

          Section 13.2.  Effective Date; Counterparts.  This
Indenture shall become effective on delivery. It may be and in no event shall any monetary or deficiency judgment be sought or secured against any such member, director, officer, agent, employee or other natural person.

          Section 13.5. Governing Law; Severability. This Indenture, together until the rights and obligations of the parties hereunder, shall be governed by, construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof. In the event any provisions of this Indenture shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of the Indenture shall remain in full force and effect.

          IN WITNESS WHEREOF, Allstate Financial Corporation has caused this Indenture of Trust to be signed in its name and behalf by an Authorized Representative, and to evidence its acceptance of the trusts hereby created, Shawmut Bank Connecticut, National Association has caused these presents to be signed in its name and behalf by its duly authorized officer, as of the date first above written.

                         ALLSTATE FINANCIAL CORPORATION


                         By  Leon Fishman
                           Name:   Leon Fishman
                           Title:  President


                         SHAWMUT BANK CONNECTICUT,
                          NATIONAL ASSOCIATION



                         By:  Michelle K. Blezard
                            Authorized Officer